Exhibit 1.1
EXECUTION COPY
TELEFÓNICA EMISIONES, S.A.U.
(a company with limited liability organized under
the laws of The Kingdom of Spain)
Floating Rate Notes due 2013
Fixed Rate Notes due 2013
Fixed Rate Notes due 2017
unconditionally and irrevocably guaranteed
by
TELEFÓNICA, S.A.
UNDERWRITING AGREEMENT
June 19, 2007
Telefónica Emisiones, S.A.U.
Telefónica, S.A.
Gran Via 28
28013 Madrid
Ladies and Gentlemen:
     Telefónica Emisiones, S.A.U., a sociedad anónima unipersonal incorporated under the laws of The Kingdom of Spain (the “Company”), proposes to issue and sell to the underwriters (the “Underwriters”) named in Schedule I to this underwriting agreement (the “Agreement”), for whom Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated are acting as representatives (the “Representatives”), $850,000,000 aggregate principal amount of its Floating Rate Notes due 2013 (the “Floating Rate Notes”) and $750,000,000 aggregate principal amount of its Fixed Rate Notes due 2013 (the “Long Five-Year Fixed Rate Notes”) and $700,000,000 aggregate principal amount of its Fixed Rate Notes due 2017 (the “Ten-Year Fixed Rate Notes” and, together with the Long Five-Year Fixed Rate Notes, the “Fixed Rate Notes” and, together with the Floating Rate Notes, the “Designated Securities”) on and subject to the terms and conditions of, and utilizing terms as defined in, the Underwriting Agreement Standard Provisions (Debt Securities) dated as of June 19, 2007 (the “Standard Provisions”), which are attached hereto, and the terms and conditions described below under the heading “Additional Terms”. All of the provisions of the Standard Provisions are incorporated herein by reference.
     The Designated Securities are to be issued pursuant to a public deed of issuance to be executed on or around June 21, 2007, an indenture dated June 20, 2006, as supplemented by a supplemental floating rate note indenture to be dated as of or around July 2, 2007, pursuant to which the Floating Rate Notes will be issued, a supplemental long five-year fixed rate note indenture to be dated as of or around July 2, 2007, pursuant to which the Long Five-Year Fixed Rate Notes will be issued and a supplemental ten-year fixed rate note indenture to be dated as of or around July 2, 2007, pursuant to which the Ten-Year Fixed Rate Notes will be issued (the indenture and the supplemental indentures, collectively the “Indenture”) among the Company, Telefónica, S.A., a sociedad anónima incorporated under the laws of the Kingdom of Spain (the “Guarantor”), and The Bank of New York (the “Trustee”). Payment of principal and interest on the Designated Securities will be fully and unconditionally guaranteed by the Guarantor pursuant to the terms of a guarantee to be dated as of the Closing Date (the “Guarantee”).
ADDITIONAL TERMS
     For purposes of this Underwriting Agreement, “Disclosure Package” means the most recent Preliminary Prospectus, any Issuer Free Writing Prospectus issued at or prior to the Applicable Time, and the final term sheets prepared pursuant to Section 5(a) of the Standard Provisions and attached as Schedule III hereto (the “Term Sheets”). “Applicable Time” means 12:45 p.m. New York City time on June 20, 2007.
     1. Additional Representations and Warranties.
     The Company and the Guarantor, jointly and severally, represent and warrant to, and agree with, each Underwriter, as of the Applicable Time, and as of the Closing Date, with respect to the Designated Securities as follows (which additional representations and warranties supersede the representation and warranty in Section 1(p) of the Standard Provisions):
     (a) The consolidated historical financial statements of the Guarantor as of December 31, 2005 and 2006 and for the three years ended December 31, 2006, together with the related schedules and notes (the “Telefónica Financial Statements”), included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus have been prepared in accordance with international financial reporting standards (“IFRS”) as adopted by the European Union (“IFRS-EU”) and reconciled to accounting principles generally accepted in the United States (“U.S. GAAP”), in each case applied in accordance with applicable law throughout the periods specified, and present fairly in all material respects the financial position of the Guarantor and its consolidated subsidiaries, at the dates indicated and the income statement, shareholders’ equity and cash flows of the Guarantor and its consolidated subsidiaries for the periods specified. IFRS-EU as applied by the Guarantor in its consolidated financial statements as of and for the two years ended December 31, 2006, do not differ from IFRS, as published by the International Accounting Standards Board (“IASB”), effective as of December 31, 2005, and therefore, comply in full with IFRS, as published by the IASB. The Guarantor’s consolidated financial information for the year ended December 31, 2004 included in its annual consolidated financial statements was restated in accordance with IFRS. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the Disclosure Package, and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the Telefónica Financial Statements included or incorporated by reference in the Registration Statement, the Disclosure Package, and the Prospectus as of the dates and for the periods indicated therein.
     (b) The interim unaudited selected consolidated financial information of the Guarantor and its consolidated subsidiaries, which do not constitute an interim

2

financial report as defined by IAS 34, as of March 31, 2007 and for the three-month periods ended March 31, 2007 and 2006 (the “Interim IFRS Selected Financial Information”) has been prepared in accordance with IFRS-EU, with the exception of IAS 34 as this information does not constitute an interim financial report, in each case applied in accordance with applicable law throughout the periods specified, and present fairly in all material respects the financial position of the Guarantor and its consolidated subsidiaries, considered as one enterprise, at the dates indicated and the income statement data and shareholders’ equity of the Guarantor and its consolidated subsidiaries for the periods specified. The explanations required for this interim selected financial information are included in the presentation of the Guarantor’s quarterly results included in the Form 6-K filed by the Guarantor with the SEC on June 18, 2007 and incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus. Applicable IFRS-EU as applied by the Guarantor in its unaudited selected consolidated financial information as of March 31, 2007 and for the three-months periods ended March 31, 2007 and 2006, do not differ from IFRS, as published by the IASB, effective as of March 31, 2007, and therefore, comply in full with applicable IFRS, as published by the IASB. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with the Interim IFRS Selected Financial Information included or incorporated by reference in the Registration Statement, Disclosure Package and the Prospectus as of the dates and for the periods indicated therein.
     2. Additional Conditions to Underwriters’ Obligations.
     The obligations of the several Underwriters to purchase and pay for the Designated Securities they have severally agreed to purchase hereunder on the Closing Date are subject (i) to the accuracy in all material respects of the representations and warranties of the Company and the Guarantor contained herein as of the date of this Agreement and the Closing Date, (ii) to the accuracy in all material respects of the statements of the Company and the Guarantor made in any certificates pursuant to the provisions hereof delivered prior to or concurrently with such purchase, and (iii) to the performance by the Company and the Guarantor of their obligations hereunder, and to the following further conditions (which further conditions in clauses (b) – (j) below supersede the conditions in Section 6(d) – (f) of the Standard Provisions):
     (a) The Underwriters and LeBoeuf, Lamb, Greene & MacRae LLP, special United States counsel to the Underwriters, have completed their respective diligence investigations in accordance with procedures customary for a transaction such as the offering of the Designated Securities pursuant to the terms and conditions of this Agreement.
     (b) At the Closing Date, the Underwriters shall have received a signed opinion, dated as of the Closing Date, of the General Counsel to the Guarantor, substantially in the form set forth in Exhibit A.
     (c) At the Closing Date, the Underwriters shall have received signed opinions, dated as of the Closing Date, of Davis Polk & Wardwell, United States counsel for the Company and the Guarantor, substantially in the form set forth in Exhibit B.

3

     (d) At the Closing Date, the Underwriters shall have received a signed opinion, dated as of the Closing Date, of Uría Menéndez, Spanish counsel to the Company and Guarantor, substantially in the form set forth in Exhibit C.
     (e) At the Closing Date, the Underwriters shall have received a signed opinion, dated as of the Closing Date, of LeBoeuf, Lamb, Greene & MacRae LLP, United States counsel for the Underwriters, as to such matters as the Underwriters may reasonably request.
     (f) At the Applicable Time, the Underwriters shall have received from Ernst & Young, S.L. a letter addressed to the Underwriters and dated the date on which the Term Sheets are dated, in form and substance satisfactory to the Underwriters (i) confirming that they are independent registered public accountants of the Guarantor within the meaning of the Securities Act and (ii) stating, as of the date thereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Disclosure Package and the Prospectus, as of a date not more than five business days prior to the date thereof), the conclusions and findings of such firm with respect to the financial statements and financial information contained in the Disclosure Package and the Prospectus of the type ordinarily included in accountants’ “comfort letters” to underwriters.
     (g) At the Closing Date, the Underwriters shall have received from Ernst & Young, S.L., a letter dated as of the Closing Date, to the effect that it reaffirms the statements made in the letter furnished pursuant to (f) above, except that the specified date referred to in such letter shall be a date not more than five business days prior to the Closing Date.
     (h) At the Closing Date, Davis Polk & Wardwell, Uría Menéndez and LeBoeuf, Lamb, Greene & MacRae LLP shall have been furnished with all such documents, certificates, resolutions and opinions as each may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Designated Securities as contemplated in this Agreement and the matters referred to in the opinions required by Sections 2(b), (c) and (d) above, and in order to evidence the performance of any of the covenants of the Company and the Guarantor, or the fulfillment of any of the conditions herein contained.
     (i) At the Applicable Time, the Company and the Guarantor shall have approved and delivered to the Underwriters the Term Sheets in form and substance satisfactory to the Underwriters.

4

DEBT SECURITIES
     1. Floating Rate Notes
Indenture: Indenture dated as of June 20, 2006 among the Company, the Guarantor and the Trustee; Floating Rate Note Supplemental Indenture to be dated on or around July 2, 2007 among the Company, the Guarantor and the Trustee.
Tranches: 1 tranche
Title: Floating Rate Notes due 2013
Ranking: Senior Notes
Aggregate Principal Amount: $850,000,000
Interest Rate on First Coupon: One-month LIBOR, plus 0.33%
Interest Rate on Subsequent Coupons: Three-month LIBOR, plus 0.33%
Maturity Date: February 4, 2013
Interest Payment Dates: Quarterly on each February 4, May 4, August 4 and November 4, commencing August 4, 2007, and on the Maturity Date.
Regular Record Dates: The tenth New York Business Day immediately preceding the related interest payment date
Listing Requirements: Listing of Notes on New York Stock Exchange
Public offering price: 100% of the principal amount, plus accrued interest, if any, from July 2, 2007
Purchase Price by Underwriters: 99.80%
Currency of Denomination: United States Dollars
Currency of Payment: United States Dollars
Form and Denomination: One or more global notes deposited with the Depository Trust Company; denominations of a minimum of $1,000 and integral multiples of $1,000 thereafter.
Redemption: (1) Optional redemption if Notes not listed 45 days prior to first Interest Payment Date, (2) optional redemption for taxation reasons and (3) optional make-whole redemption
Sinking Fund: None
Method of Payment: Fedwire — Same day funds
Other Terms: Additional terms are set forth a Term Sheet attached as Schedule III hereto.

5

Representatives: Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated.
     2. Fixed Rate Notes
Indenture: Indenture dated as of June 20, 2006 among the Company, the Guarantor and the Trustee; Long Five-Year Fixed Rate Note Supplemental Indenture and Ten-Year Fixed Rate Note Supplemental Indenture each to be dated on or around July 2, 2007 among the Company, the Guarantor and the Trustee.
Tranches: 2 tranches
Title: Fixed Rate Notes due 2013 and Fixed Rate Notes due 2017
Ranking: Senior Notes
Aggregate Principal Amount: $750,000,000 Fixed Rate Notes due 2013 and $700,000,000 Fixed Rate Notes due 2017
Interest Rate: 5.855% for Fixed Rate Notes due 2013 and 6.221% for Fixed Rate Notes due 2017
Maturity Date: February 4, 2013 for Fixed Rate Notes due 2013 and July 3, 2017 for Fixed Rate Notes due 2017
Interest Payment Dates: Semiannually on each February 4 and August 4, commencing February 4, 2008 and on the applicable Maturity Date and semiannually on each January 3 and July 3, commencing January 3, 2008 and on the applicable Maturity Date for the Fixed Rate Notes due 2017
Regular Record Dates: The tenth New York Business Day immediately preceding the related interest payment date
Listing Requirements: Listing of Notes on New York Stock Exchange
Public offering price: 100% of the principal amount, plus accrued interest, if any, from July 2, 2007 for Fixed Rate Notes due 2013 and 100% of the principal amount, plus accrued interest, if any, from July 2, 2007 for Fixed Rate Notes due 2017
Purchase Price by Underwriters: 99.80% of the principal amount for Fixed Rate Notes due 2013 and 99.65% of the principal amount for Fixed Rate Notes due 2017
Currency of Denomination: United States Dollars
Currency of Payment: United States Dollars
Form and Denomination: One or more global notes deposited with The Depository Trust Company; denominations of a minimum of $1,000 and integral multiples of $1,000 thereafter.

6

Redemption: (1) Optional redemption if Notes not listed 45 days prior to first Interest Payment Date, (2) optional redemption for taxation reasons and (3) optional make-whole redemption
Sinking Fund: None
Method of Payment: Fedwire — Same day funds
Other Terms: Additional terms are set forth in Term Sheets attached as Schedule III hereto.
Representatives: Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated.
THE REPRESENTATIVES
Name and Addresses of the Representatives:
Deutsche Bank Securities Inc.
60 Wall Street
2nd Floor
New York, NY 10005
Attention: Debt Capital Markets
Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, NY 10080
Attention: Diane Kenna
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036
Attention: Transaction Management Group
The Closing will take place at 12:00 noon London time, on July 2, 2007 at the London office of LeBoeuf, Lamb, Greene & MacRae, London EC3R 7YL (the “Scheduled Closing Date”).

7

     Please signify your acceptance by signing the enclosed response to us in the space provided and returning it to us.

Very truly yours,

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Nigel W.H. Cree

Name: Nigel W.H. Cree
Title: Managing Director

By:	/s/ Matthew J. Siracuse

Name: Matthew J. Siracuse
Title: Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Diane Kenna

Name: Diane Kenna
Title: Director

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Yurij Slyz

Name: Yurij Slyz
Title: Vice President

as Representatives for themselves and the other underwriters named in Schedule I attached hereto

8

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first written above.

TELEFÓNICA EMISIONES, S.A.U.

By:	/s/ Miguel Escrig Meliá Name: Miguel Escrig Meliá
Title: Director

TELEFÓNICA, S.A.

By:	/s/ Eduardo Álvarez Gómez
Name: Eduardo Álvarez Gómez
Title: Director

9

SCHEDULE I

		Principal
	Principal	Amount of	Principal
	Amount of	Long Five-Year	Amount of
	Floating Rate	Fixed Rate	Ten-Year Fixed Rate
Underwriters	Notes	Notes	Notes
Deutsche Bank Securities Inc.	240,833,333.34	212,500,000.00	198,333,333.34
Merrill Lynch, Pierce, Fenner & Smith Incorporated	240,833,333.33	212,500,000.00	198,333,333.33
Morgan Stanley & Co. Incorporated	240,833,333.33	212,500,000.00	198,333,333.33
Banco Bilbao Vizcaya Argentaria, S.A.	15,937,500.00	14,062,500.00	13,125,000.00
Barclays Capital Inc.	15,937,500.00	14,062,500.00	13,125,000.00
Citigroup Global Markets Inc.	15,937,500.00	14,062,500.00	13,125,000.00
Credit Suisse Securities (USA) LLC	15,937,500.00	14,062,500.00	13,125,000.00
Goldman Sachs & Co.	15,937,500.00	14,062,500.00	13,125,000.00
J.P. Morgan Securities Inc.	15,937,500.00	14,062,500.00	13,125,000.00
Lehman Brothers Inc.	15,937,500.00	14,062,500.00	13,125,000.00
Santander Investment Securities Inc.	15,937,500.00	14,062,500.00	13,125,000.00
TOTAL	$850,000,000	$750,000,000	$700,000,000

I-1

SCHEDULE II
Issuer Free Writing Prospectus: The only free writing prospectuses are identified below and attached to Schedule III.

Number		Date
1.	The Term Sheet for Floating Rate Notes attached to Schedule III	June 19, 2007
2.	The Term Sheet for Long Five-Year Fixed Rate Notes attached to Schedule III	June 19, 2007
3.	The Term Sheet for Ten-Year Fixed Rate Notes attached to Schedule III	June 19, 2007
4.	The Telefónica Roadshow presentation	June 19, 2007

II-1

SCHEDULE III
Issuer Free Writing Prospectuses
Exhibit 1 to Schedule III
Filed Pursuant to Rule 433
Registration Statement No. 333-133251
June 19, 2007
FINAL TERM SHEET
TELEFÓNICA EMISIONES, S.A.U.
$850,000,000 FLOATING RATE SENIOR NOTES DUE 2013
This Free Writing Prospectus relates only to the securities described below and should only be read together with the Preliminary Prospectus Supplement dated June 19, 2007 and the Prospectus dated April 12, 2006 relating to these securities.

Issuer:	Telefónica Emisiones, S.A.U.

Guarantor:	Telefónica, S.A.

Ratings:	Baa1/BBB+/BBB+ (Moody’s/S&P/Fitch)

Principal Amount:	$850,000,000

Security Type:	Senior Notes

Form of Issuance:	SEC Registered

Issue Price:	100% of principal amount

Settlement Date:	July 2, 2007

Maturity Date:	February 4, 2013

CUSIP/ISIN:	87938W AE3 / US87938WAE30

Coupon:	Three-month LIBOR (LIBOR01) plus 0.33%, except for the first coupon

First Coupon Period:	From Settlement to August 4, 2007

First Coupon:	One-month LIBOR (LIBOR01) plus 0.33%

Interest Payment Dates:	February 4, May 4, August 4 and November 4 of each year, commencing on August 4, 2007, to the Maturity Date and on the Maturity Date (short first coupon)

First Interest Payment
Date:	August 4, 2007

Day Count Convention/
Business Day Convention:	Actual/360; Modified Following, Adjusted

Redemption Provisions:

Tax call:	Optional redemption for taxation reasons, on August 4, 2007 and each Interest Payment Date thereafter at 100% of principal and accrued interest

Make-whole call:	Optional redemption, at any time, at the greater of (x) 100% of principal and accrued interest and (y) sum of the present values of the remaining payments of principal and interest discounted at a discount rate of three-month LIBOR minus 12.5 basis points

Listing call:	Optional redemption, if Notes are not listed on an OECD exchange at least 15 days prior (ending on a day which is no later than a business day immediately preceding the first

III-1

Interest Payment Date) to first Interest Payment Date at 100% of principal and accrued interest

Taxation:	Exemption from Spanish withholding tax applies subject to compliance with Beneficial Owner identification procedures and satisfaction of all other conditions for exemption from applicable Spanish withholding taxes

Denominations:	Minimum of $1,000 with increments of $1,000 thereafter

Minimum Initial Purchase Amount:	$75,000

Listing:	New York Stock Exchange

Other Information:	IFRS ratio of earnings to fixed charges for the three months ended March 31, 2007: 2.2

Underwriters:	Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated (joint bookrunning lead managers)

Other underwriters:	Banco Bilbao Vizcaya Argentaria, S.A., Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co., J.P. Morgan Securities Inc., Lehman Brothers Inc., Santander Investment Securities Inc.
The ratings assigned by the rating agencies are subject to revision or withdrawal at any time by such rating agencies in their sole discretion. Each rating should be evaluated independently of any other rating.
The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the prospectus for this offering in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Deutsche Bank Securities Inc. by calling 1-800-503-4611, from, Merrill Lynch, Pierce, Fenner & Smith Incorporated by calling 1-866-500-5408 and from Morgan Stanley & Co. Incorporated by calling 1-866-718-1649.

III-2

Exhibit 2 to Schedule III
Filed Pursuant to Rule 433
Registration Statement No. 333-133251
June 19, 2007
FINAL TERM SHEET
TELEFÓNICA EMISIONES, S.A.U.
$750,000,000 LONG FIVE-YEAR FIXED RATE SENIOR NOTES DUE 2013
This Free Writing Prospectus relates only to the securities described below and should only be read together with the Preliminary Prospectus Supplement dated June 19, 2007 and the Prospectus dated April 12, 2006 relating to these securities.

Issuer:	Telefónica Emisiones, S.A.U.

Guarantor:	Telefónica, S.A.

Ratings:	Baa1/BBB+/BBB+ (Moody’s/S&P/Fitch)

Principal Amount:	$750,000,000

Security Type:	Senior Notes

Form of Issuance:	SEC Registered

Issue Price:	100% of principal amount

Settlement Date:	July 2, 2007

Maturity Date:	February 4, 2013

CUSIP/ISIN:	87938W AF0 / US87938WAF05

Coupon:	5.855%

Benchmark Treasury:	T 4.750% due May 31, 2012

Spread to Benchmark:	0.86%

Treasury Strike:	98-30 1/4 4.993%

Re-offer Yield:	5.853%

Interest Payment Dates:	February 4 and August 4 of each year, commencing on February 4, 2008 (long first coupon)

First Interest Payment Date:	February 4, 2008

Day Count Convention/Business Day Convention:	30/360; Following, Unadjusted

Redemption Provisions:

Tax call:	Optional redemption for taxation reasons, on February 4, 2008 and each Interest Payment Date thereafter at 100% of principal and accrued interest

Make-whole call:	Optional redemption, at any time, at the greater of (x) 100% of principal and accrued interest and (y) sum of the present values of the remaining payments of principal and interest discounted at a discount rate of Treasury plus 15 basis points

Listing call:	Optional redemption, if Notes are not listed on an OECD exchange 45 days prior to first Interest Payment Date at 100% of principal and accrued interest

Taxation:	Exemption from Spanish withholding tax applies subject to compliance with Beneficial Owner identification procedures and satisfaction of all other conditions for exemption from applicable Spanish withholding taxes

III-3

Denominations:	Minimum of $1,000 with increments of $1,000 thereafter

Minimum Initial Purchase Amount:	$75,000

Listing:	New York Stock Exchange

Other Information:	IFRS ratio of earnings to fixed charges for the three months ended March 31, 2007: 2.2

Underwriters:	Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated (joint bookrunning lead managers)

Other underwriters:	Banco Bilbao Vizcaya Argentaria, S.A., Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co., J.P. Morgan Securities Inc., Lehman Brothers Inc., Santander Investment Securities Inc.
The ratings assigned by the rating agencies are subject to revision or withdrawal at any time by such rating agencies in their sole discretion. Each rating should be evaluated independently of any other rating.
The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the prospectus for this offering in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Deutsche Bank Securities Inc. by calling 1-800-503-4611, from, Merrill Lynch, Pierce, Fenner & Smith Incorporated by calling 1-866-500-5408 and from Morgan Stanley & Co. Incorporated by calling 1-866-718-1649.

III-4

Exhibit 3 to Schedule III
Filed Pursuant to Rule 433
Registration Statement No. 333-133251
June 19, 2007
FINAL TERM SHEET
TELEFÓNICA EMISIONES, S.A.U.
$700,000,000 TEN-YEAR FIXED RATE SENIOR NOTES DUE 2017
This Free Writing Prospectus relates only to the securities described below and should only be read together with the Preliminary Prospectus Supplement dated June 19, 2007 and the Prospectus dated April 12, 2006 relating to these securities.

Issuer:	Telefónica Emisiones, S.A.U.

Guarantor:	Telefónica, S.A.

Ratings:	Baa1/BBB+/BBB+ (Moody’s/S&P/Fitch)

Principal Amount:	$700,000,000

Security Type:	Senior Notes

Form of Issuance:	SEC Registered

Issue Price:	100% of principal amount

Settlement Date:	July 2, 2007

Maturity Date:	July 3, 2017

CUSIP/ISIN:	87938W AG8 / US87938WAG87

Coupon:	6.221%

Benchmark Treasury:	T 4.500% due May 15, 2017

Spread to Benchmark:	114 basis points (1.14%)

Treasury Strike:	95-16+ 5.081%

Re-offer Yield:	6.221%

Interest Payment Dates:	July 3 and January 3 of each year, commencing on January 3, 2008

First Interest Payment Date:	January 3, 2008

Day Count Convention/Business Day Convention:	30/360; Following, Unadjusted

Redemption Provisions:

Tax call:	Optional redemption for taxation reasons, on January 3, 2008 and each Interest Payment Date thereafter at 100% of principal and accrued interest

Make-whole call:	Optional redemption, at any time, at the greater of (x) 100% of principal and accrued interest and (y) sum of the present values of the remaining payments of principal and interest discounted at a discount rate of Treasury plus 20 basis points

Listing call:
Optional redemption, if Notes are not listed on a OECD exchange 45 days prior to first Interest Payment Date at 100% of principal and accrued interest

Taxation:	Exemption from Spanish withholding tax applies subject to compliance with Beneficial Owner identification procedures and satisfaction of all other conditions for exemption from applicable Spanish withholding taxes

III-5

Denominations:	Minimum of $1,000 with increments of $1,000 thereafter

Minimum Initial Purchase Amount:	$75,000

Listing:	New York Stock Exchange

Other information:	IFRS of ratio of earnings to fixed charges for the three months ended March 31, 2007: 2.2

Underwriters:	Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated (joint bookrunning lead managers)

Other underwriters:	Banco Bilbao Vizcaya Argentaria, S.A., Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co., J.P. Morgan Securities Inc., Lehman Brothers Inc., Santander Investment Securities Inc.
The ratings assigned by the rating agencies are subject to revision or withdrawal at any time by such rating agencies in their sole discretion. Each rating should be evaluated independently of any other rating.
The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the prospectus for this offering in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Deutsche Bank Securities Inc. by calling 1-800-503-4611, from, Merrill Lynch, Pierce, Fenner & Smith Incorporated by calling 1-866-500-5408 and from Morgan Stanley & Co. Incorporated by calling 1-866-718-1649.

III-6

Exhibit 4 to Schedule III
Telefónica Roadshow Presentation

III-7

Filed pursuant to Rule 433
Registration Statement No. 333-133251
Dated June 19, 2007

Telefónica's US$ Bond Issuance:

Benchmark 2007

Telefónica S.A.

June 2007

Spirit of
PROGRESS

Telefonica S.A. June 2007 Telefonica's US$ Bond Issuance: Benchmark 2007

Disclaimer
Index
Consistently delivering on operational targets
Debt highlights
Cash Flow allocation for shareholder remuneration
Rapid deleverage progress
Prudent liquidity management
Facing comfortable debt maturities in coming years
Proposed Issue
Conclusion

Disclaimer The information in this presentation is not complete and may be changed. This presentation and the accompanying preliminary prospectus supplement and prospectus are not an offer to sell nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. This presentation contains statements that constitute forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and the safe harbour provisions of the Private Securities Litigation reform Act of 1995. These statements appear in a number of places in this presentation and include statements regarding the intent, belief or current expectations of the customer base, estimates regarding future growth in the different business lines and the global business, market share, financial results and other aspects of the activity and situation relating to Telefonica. The forward-looking statements in this presentation can be identified, in some instances, by the use of words such as "expects", "anticipates", "intends", "believes", "guidance", "aims", "expectations", "on track", "in progress" and similar language or the negative thereof or by forward-looking nature of discussions of strategy, plans or intentions. Although Telefonica believes that these statements are based on reasonable assumptions, such forward-looking statements are not, by their nature, guarantees of future performance and involve numerous risks and uncertainties, and other important factors that could include causal actual developments or results to differ materially from those expressed in our forward-looking statements. The risks and uncertainties involved in our businesses that could affect the matters referred to in such forward- looking statements include but are not limited to: changes in general economic, business or political conditions in the domestic or international markets in which we operate or have material investments that may affect demand for our services; changes in currency exchange rates and interest rates; the impact of current, pending or future legislation and regulation in Spain, the European Union and other countries where we operate; the actions of existing and potential competitors in each of our markets; the outcome of pending litigation; and the potential effects of technological changes. Some of these and other important factors that could cause such differences are discussed in more detail in our Annual Report for the year ended December 31 2006 filed on Form 20-F with the U.S. Securities and Exchange Commission (the "SEC") for the year ended on May 18, 2007, under "Item 3-Key Information-Risk Factors", "Item 4-Information on the Company", "Item 5-Operating and Financial Review and Prospects" and "Item 11-Quantitative and Qualitative Disclosures About Market Risk". This presentation may contain non-GAAP financial measures. Reconciliations of such non-GAAP measures to the closest GAAP measures are contained in our Annual Report on Form 20-F for the year ended December 31, 2006 and our interim results report on Form 6-K for the first quarter of 2007 filed with the SEC on June 18, 2007. This presentation contains publicly available information from competitors that Telefonica believes to be accurate; however, you should not rely on such information in making an investment decision. Analysts and investors are cautioned not to place undue reliance on those forward-looking statements which speak only as of the date of this presentation. Telefonica undertakes no obligation to release publicly the results of any revisions to these forward-looking statements which may be made to reflect events and circumstances after the date of this presentation, including, without limitation, changes in Telefonica's business, acquisition strategy, planned capital expenditures or to reflect the occurrence of unanticipated events. Analysts and investors are encouraged to consult the Company's Annual Report as well as periodic filings filed with the relevant Securities Market Regulators, and in particular with the Spanish Market Regulators. The Issuer and the Guarantor filed a registration statement and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement and other information incorporated by reference into that registration statement and other documents the Issuer and Guarantor have filed with the SEC for more complete information about the Issuer, the Guarantor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, the Guarantor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it from Deutsche Bank Securities Inc. by calling 1-800-503-4611, from, Merrill Lynch, Pierce, Fenner & Smith Incorporated by calling 1-866-500-5408 and from Morgan Stanley & Co. Incorporated by calling 1-866-718-1879.

Index

01 Delivering Commitments

02 Telefónica Highlights

03 Business Line Performance

04 Financial Policy

05 Proposed issue

06 Conclusion

TELEFONICA S.A.

Telefónica

3

01 Delivering Commitments 02 Telefonica Highlights 03 Business Line Performance 04 Financial Policy 05 Proposed issue 06 Conclusion Index

(1) According to guidance criteria GUIDANCE 2003 2004 2005 Revenues 12% / 15% 17.2% OIBDA 10% / 13% 12.3% OI 12% / 18% 16.1% Revenues 7% / 10% 8.6% EBITDA 5% / 7% 6.0% EBIT 15% / 18% 15.5% Revenues 5% / 8% 6.0% EBITDA 6% / 9% 12.5% EBIT 18% / 21% 29.7% ? 2006 Revenues 34% / 37% 38.8% OIBDA 26% / 29% 28.9% OI 26% / 30% 29.2% ? ? ? RESULTS 1 Consistently delivering on operational targets... 01 Note: the results reported for the years ended December 31, 2003 and 2004 are based on our Spanish GAAP financial statements for those years, which are neither included nor incorporated by reference into our registration statement or any prospectus issued thereunder.

Financial Refinancing strategy: €26bn (1st phase €18bn bonds in 18-24 months) Net debt + commitments below 2.5x OIBDA in the medium term BBB+/Baa1 as rating floor (starting with negative outlook) Reinforced by €1.5bn net financial investments 2006-2007 01 ....outperforming on financial commitments... Meeting & Exceeding Expectations Targets & Commitments O2 acquisition loan fully refinanced in 1 year including €10bn banking debt (€13bn in 06, 2nd largest corp. issuer) Nearly 3/4 of the de-leverage target covered (2.7x as of 1Q07) S&P and Moody's changed outlook to stable from negative through May of 20071 Current divestments exceed investments ....Exceeding Expectations 1. Standard & Poor's changed Telefonica's outlook to stable from negative on January 11th 2007. Moody's changed Telefonica's outlook to stable form negative on May 3rd 2007.

Index

01 Delivering Commitments

02 Telefónica Highlights

03 Business Line Performance

04 Financial Policy

05 Proposed issue

06 Conclusion

TELEFONICA S.A.

Telefónica

6

Index 01 Delivering Commitments 02 Telefonica Highlights 03 Business Line Performance 04 Financial Policy 05 Proposed issue 06 Conclusion

02 Telefónica is currently a multiservice and global reach operator...

UK(#2)
Ireland(#2)
Germany(#3)
Czech Republic(#1)
China
Slovakia
Mexico(#2)
USA
El Salvador(#2)
Spain(#1)
Guatemala(#3)
Venezuela(#1)
Morocco(#2)
Nicaragua(#2)
Colombia(#2)
Panama(#2)
Ecuador(#2)
Puerto Rico
Brazil(#1)
Peru(#1)
Uruguay(#2)
Chile(#1)
Argentina(#1)
Mobile
Fixed
Pay TV
Data and Internet

TELEFONICA S.A. *TI acquisition subject to Regulatory approval.

Telefonica

7

Telefonica is currently a multiservice and global reach operator... 02 (#2) (#3) (#2) (#2) (#2) (#2) (#2) (#2) (#2) (#2) (#2) (#3) (#1) (#1) (#1) (#1) (#1) (#1) (#1) Leading (# 1 or 2) position in markets operated, enhanced by recent Cesky (Jul.05), O2 (Feb.06) and ColTel (May.06) acquisitions Note: Most relevant financial stakes are held at China Netcom (5%), Portugal Telecom (10%) and TI* (10%) *TI acquisition subject to Regulatory approval.

	BUSINESS LINES				
MARCH 2007 (Millions)	43.2 * Fixed Telephony	13.3 ** Internet&Data	148.9 Cellular	1.1 Pay TV	TOTAL 206.5

Accesses Evolution
(Millions)
X3.0
68
98
154
206.5
2000
2003
2005
1Q07

Customer Ranking
March 2007
(Millions)
321.4
254.3
206.5
206.4
176.7
142.4
Chi. Mob.
Chi. Tel.
TEF
VOD
DT
AT&T

Source: Companies Official Information, InfoCom Telecommunications Consultancy

TELEFONICA S.A.

* Includes unbundled loops
** Includes wholesale accesses except unbundled loops

Telefónica
8

.... offering integrated services to the largest international customer base BUSINESS LINES MARCH 2007 (Millions) 43.2 * 148.9 TOTAL 206.5 13.3 ** 1.1 Accesses Evolution (Millions) 206.5 154 98 68 2000 2003 2005 1Q07 X3.0 * Includes unbundled loops ** Includes wholesale accesses except unbundled loops Fixed Telephony Internet&Data Cellular Pay TV Customer Ranking March 2007 (Millions) 142.4 176.7 206.4 206.5 TEF VOD DT AT&T 254.3 Chi. Tel. 321.4 Chi. Mob. 02 Source: Companies Official Information, InfoCom Telecommunications Consultancy

02 Telefónica: worldwide leading operator in the telco sector…

✓ **1st** European Telco operator in 1Q07

Clients – 1#

M	Clients
Telefónica	207
Deutsche Telekom	177
France Telecom	161
Telecom Italia	93

Growth – 1#

% Growth	Revenues
Telefónica	15.1% (7.8%)
Deutsche Telekom	4.1%
France Telecom	1.8%
Telecom Italia	0.8%

Profitability – 1#

€ M	OIBDA
Telefónica	5.106
Deutsche Telekom	4.682
France Telecom	4.657
Telecom Italia	3.154

CF generation – 1#

€ M	OpCF
Telefónica	3.718
France Telecom	3.425
Deutsche Telekom	2.659
Telecom Italia	1.994

Source: Company's 1Q07 reported figures

x% Reported

(x%) Organic

…clear leader among European peers

TELEFONICA S.A.

Telefónica

9

CF generation Profitability Growth Clients Telefonica: worldwide leading operator in the telco sector... Telco operator in the World by customers in 2006 (just behind China Telecom and China Mobile) 3rd Listed Telco service provider in the World by net income in 2006 (following closely China Mobile) 2nd 02 1# 1# Source: Company's 1Q07 reported figures ....clear leader among European peers European Telco operator in 1Q07 1st 1# 1# 7.8% Reported x% Organic X%

Index

01 Delivering Commitments

02 Telefónica Highlights

03 Business Line Performance

04 Financial Policy

05 Proposed issue

06 Conclusion

TELEFONICA S.A.

Telefónica

10

01 Delivering Commitments 02 Telefonica Highlights 03 Business Line Performance 04 Financial Policy 05 Proposed issue 06 Conclusion Index

€ in millions (% change y-o-y)	Jan-Dec 2006	Jan-Mar 2007	% Change 1Q07/1Q06	% Change organic 2006/2005[1]	% Change organic 1Q07/1Q06[2]
Revenues	52,901	13,747	+15.1%	+7.8%	+7.8%
Operating Income before D&A (OIBDA)	19,126	5,106	+9.6%	+6.4%	+5.9%
Operating Income (OI)	9,422	2,710	+15.0%	+4.8%	+19.6%
Net Income	6,233	1,257	+7.7%		
OpCF (OIBDA-CapEx)	11,123	3,718	+10.8%	+5.5%	+12.9%

TELEFONICA S.A.
Telefónica
11

Sustaining top financial performance in 2006 and 1Q07... 03 Note: TPI has been discontinued in 2006 following Telefonica's acceptance of Yell's offer on July 4th 2006. Assuming constant exchange rates as of 2005. Incorporating Telefonica O2 Czech Republic and O2 from January and February 1st 2005, respectively, and excluding Colombia Telecom (consolidated since May 2006), Iberbanda (consolidated since July 2006) and Slovakia (start-up in 4Q06). Excluding TdE's additional ERE registered in 4Q06 (503 m €) and New Management Pension Scheme (133.5M€) (2) Assuming constant exchange rates as of 1Q06. Incorporating O2 (consolidated since Feb 2006), Telefonica Telecom in Colombia (consolidated since May 2006), and Iberbanda (consolidated since July 2006) from January 1st 2006. Excluding Telefonica O2 Slovakia (start-up in 4Q06) in 1Q07. % Change organic +5.9% +19.6% € in millions (% change y-o-y) Jan-Mar 2007 Revenues 13,747 Operating Income before D&A (OIBDA) 5,106 Operating Income (OI) 2,710 Net Income 1,257 % Change 1Q07/1Q06 +15.1% +9.6% +15.0% +7.7% OpCF (OIBDA-CapEx) 3,718 +10.8% +12.9% +7.8% Jan-Dec 2006 52,901 19,126 9,422 6,233 11,123 1Q07/1Q062 +7.8% +6.4% +4.8% +5.5% 2006/20051

03 ...outperforming most major telco companies...

Organic Revenue Growth
(1Q07/1Q06)
Organic OIBDA Growth
(1Q07/1Q06)
at&t (1)
1.7%
9.6%
verizon (2)
5.4%
5.5%
Deutsche Telekom (3)
4.1% Actual
-5.8% Actual
TELECOM ITALIA (4)
1.1%
-3.9%
france telecom (5)
1.2%
-2.6%
vodafone (6)
4.3%
0.2%
Telefónica (7)
7.8%
5.9%

TELEFONICA S.A.
Telefónica
12

(1) OIBDA: OI + D&A (2) OIBDA: OI + D&A. Results adjusted for special purposes. (3) OIBDA: EBITDA adjusted for special factors as defined by company (4) OIBDA: EBITDA as defined by company (5) OIBDA: Gross Operating Margin as defined by company (6) OIBDA: EBITDA as defined by company . Year ended March 07 vs. 06 (7) OIBDA figures as defined by company ....outperforming most major telco companies... 03 (3) Organic Revenue Growth (1Q07/1Q06) 5.4% 4.1% Actual 1.2% 4.3% 7.8% Organic OIBDA Growth (1Q07/1Q06) 9.6% 5.5% -2.6% 0.2% 5.9% (1) (2) -5.8% Actual 1.1% -3.9% (4) (5) (7) (6) 1.7%

1Q07 Revenue breakdown by region

Others & eliminations
4%
T. España
37%
T. O2 Europe
26%
T. Latinoamérica
34%
Accounts for >60% of organic revenue growth in 1Q07

1Q07 Revenue breakdown by business

Others & eliminations
3%
Fixed services (traffic & access)
33%
Mobile services
57%
Fixed Broadband
7%
Mobile & BB accounts for >90% of organic revenue growth in 1Q07

Revenue growth by region
(Organic[1], € in millions)

+5.3%
+4.9%
+12.3%
T. España
T. O2 Europe
T. Latinoamérica

Revenue growth by business
(Organic[1], € in millions)

+11.4%
+26.6%
Mobile service revenues
Fixed broadband revenues

TELEFONICA S.A.

(1) Assuming constant exchange rates as of 1Q06. Incorporating O2 (consolidated since Feb 2006), Telefónica Telecom in Colombia (consolidated since May 2006 in Telefónica Latinoamérica), and Iberbanda (consolidated since July 2006 in Telefónica España) from January 1st 2006. Excluding Telefónica O2 Slovakia (start-up in 4Q06) in 1Q07.

Telefónica
13

....as we leveraged our diversification, with a solid position in each business... Assuming constant exchange rates as of 1Q06. Incorporating O2 (consolidated since Feb 2006), Telefonica Telecom in Colombia (consolidated since May 2006 in Telefonica Latinoamerica), and Iberbanda (consolidated since July 2006 in Telefonica Espana) from January 1st 2006. Excluding Telefonica O2 Slovakia (start-up in 4Q06) in 1Q07. +12.3% +4.9% +5.3% +26.6% +11.4% Revenue growth by region (Organic1, € in millions) T. Espana T. O2 Europe T. Latinoamerica Mobile service revenues Fixed broadband revenues Revenue growth by business (Organic1, € in millions) T. Espana 37% Others & eliminations 4% T. Latinoamerica 34% T. O2 Europe 26% 1Q07 Revenue breakdown by region Fixed Broadband 7% Fixed services (traffic & access) 33% Mobile services 57% Others & eliminations 3% 1Q07 Revenue breakdown by business Accounts for >60% of organic revenue growth in 1Q07 Mobile & BB accounts for>90% of organic revenue growth in 1Q07 03

....and a continuous focus on cost management to keep profitability (1) Assuming constant exchange rates as of 1Q06. Incorporating O2 (consolidated since Feb 2006), Telefonica Telecom in Colombia (consolidated since May 2006), and Iberbanda (consolidated since July 2006) from January 1st 2006. Excluding Telefonica O2 Slovakia (start-up in 4Q06) in 1Q07. 1Q07 OIBDA Margin 37.1% Group 36.6% 26.4% T. Latam T.O2 Europe T. Espana 48.5% 03 Slight year on year decrease in OIBDA margin due to increasing competition in European markets.

03 Telefónica España: high commercial activity focused on value customers

Annual Growth Rate (Mar07 vs Mar06)

Total accesses[1]
(in thousands)

+5.5%
44,152.6
+604.0
44,756.6
Dec06
Mar07

Strong competitive position maintained

Fixed Telephony Accesses
(in thousands)

-1.2%
15,949.9
-29.6
15,920.3
Dec06
Mar07

Retail Internet Broadband Accesses
(in thousands)

+31.2%
3,742.7
+250.1
3,992.7
Dec06
Mar07

Wireless Customers
(in thousands)

+7.6%
21,446.0
+367.7
21,813.7
Dec06
Mar07

TELEFONICA S.A.

Telefónica

15

Telefonica Espana: high commercial activity focused on value customers Total accesses1 (in thousands) 44,756.6 44,152.6 +604.0 Dec06 Mar07 +5.5% Fixed Telephony Accesses (in thousands) 15,920.3 15,949.9 -29.6 Dec06 Mar07 -1.2% +7.6% Retail Internet Broadband Accesses (in thousands) 3,992.7 3,742.7 +250.1 Dec06 Mar07 Wireless Customers (in thousands) 21,813.7 21,446.0 +367.7 Dec06 Mar07 +31.2% Strong competitive position maintained 03 Annual Growth Rate (Mar07 vs Mar06) 1 See our Form 20F for a definition of "accesses"

03 Telefónica España: strong quarter on growth & profitability

Annual
Growth Rate
(Mar07 vs Mar06)

Revenues
(€ in millions)
+5.5%
4,772
5,033
1Q06
1Q07

OIBDA Margin
(%)
+2.3p.p.
46.2%
48.5%
1Q06
1Q07

TELEFONICA S.A.
Telefónica
16

Telefonica Espana: strong quarter on growth & profitability Revenues (€ in millions) 1Q06 4,772 5,033 1Q07 +5.5% 1Q06 46.2% 48.5% 1Q07 +2.3p.p. OIBDA Margin (%) Sound top line growth driven by customer expansion. Robust financial performance in terms of growth and profitability, led by the strength of our commercial activity both in fixed and mobile. OIBDA increasing by almost 11% to just above 2.4 billion Euros. 03 Annual Growth Rate (Mar07 vs Mar06)

03 Telefónica O2 Europe: growing customer base

Accesses
(in thousands)

+7.8%
36,350
39,196
1Q06
1Q07

United Kingdom

(y-o-y)

17.8M
Mobile
+8.6%
+7.5%
+10.8%
35.5% of base (+0.7 p.p.)
Total
Pre-pay
Contract

Germany[1]

(y-o-y)

11.2M
Mobile
+10.7%
+12.5%
+9.0%
49.8% of base (-0.8 p.p.)
Total
Pre-pay
Contract

Czech Republic

(y-o-y)

(thousands)
Broad Band
Mobile Contract
283
438
1.5x
1,643
1,966
1.2x
1Q06
1Q07
1Q06
1Q07

TELEFONICA S.A.

(1) Note: O2 Germany consolidates Telefónica Deutschland

Telefónica

17

Telefonica O2 Europe: growing customer base 03 Accesses (in thousands) 1Q06 36,350 39,196 1Q07 +7.8% United Kingdom Mobile Mobile 1,643 Broad Band Mobile Contract 1Q07 1Q06 1Q07 1Q06 (thousands) 283 438 1,966 1.5x 1.2x Germany1 Czech Republic Note:O2 Germany consolidates Telefonica Deutschland (y-o-y ) (y-o-y ) (y-o-y )

Annual Growth Rate (Mar07 vs Mar06)

Revenues [1]
(€ in millions)

4.9%
1Q06
1Q07

OIBDA margin [1]
(organic)

United Kingdom
(y-o-y)

27.7%
-3.7p.p.
24.0 %
1Q06
1Q07

Germany[1]
(y-o-y)

19.7%
-0.5p.p.
19.1
1Q06
1Q07

Czech Republic
(y-o-y)

48.9%
-2.3 p.p.
Flat ex-Slovakia
46.6%
1Q06
1Q07

Telefónica
18

Telefonica O2 Europe: proactively tackling mobile pressures & selectively exploiting BB growth opportunities 1Q06 1Q07 Revenues 1 (€ in millions) Czech Republic: stabilization of fixed through BB, and mobile growth focused on high value (1) On a comparable basis (January-March for both 1Q06 and 1Q07) 03 Annual Growth Rate (Mar07 vs Mar06) 4.9% 24.0% 27.7% -3.7p.p. 1Q06 1Q07 19.1% 19.7% -0.5p.p. 1Q06 1Q07 -2.3 p.p. Flat ex- Slovakia OIBDA margin 1 (organic) United Kingdom Germany1 Czech Republic (y-o-y ) (y-o-y ) (y-o-y ) Germany: sustained pricing pressure reflected in ARPU, with plans to boost growth UK: positive top-line performance driven by client & ARPU expansion

03 Telefónica Latinoamérica: solid fundamentals driven by mobile and broadband

Annual
Growth Rate
(Mar07 vs Mar06)
Revenues
(€ in millions)
+8.5%
4,317
4,685
1Q06
1Q07
OIBDA Margin
(%)
+1.2p.p.
35.4%
36.6%
1Q06
1Q07

TELEFONICA S.A.
Telefónica
19

Telefonica Latinoamerica: solid fundamentals driven by mobile and broadband Revenues (€ in millions) 1Q06 4,317 4,685 1Q07 +8.5% 1Q06 35.4% 36.6% 1Q07 +1.2p.p. OIBDA Margin (%) Sound top line growth driven by mobile expansion Healthy profitability across countries with 12.1% OIBDA growth Q107 vs. Q1 06, pushed by margin expansion Strong leadership in the development of BB and Pay TV Maintenance of mobile momentum in major markets 03 Annual Growth Rate (Mar07 vs Mar06)

Telefonica Latinoamerica: Healthy growth in revenues and OIBDA in all major markets Brazil 1 1,801 +2.8% 749 +2.8% Argentina 561 +21.0% 217 +29.7% Chile 423 +10.0% 164 +22.5% Peru 370 +9.7% 144 +0.3% Colombia 352 n.m 100 n.m. Venezuela 520 +25.4% 242 +39.3% Mexico 315 +66.2% 22 c.s. Central America2 147 n.a. 47 n.a. Ecuador 67 -4.9% 16 -2.3% Uruguay 24 +50.0% 6 +66.6% 1Q07 (€ in millions) % change 1Q07 (€ in millions) % change Revenues (based on local currency) OIBDA (based on local currency) Integrated Mobile Includes 50% of VIVO Guatemala, El Salvador, Panama and Nicaragua 03 117m accesses in the region boosted by 15.6% Y-o-Y increase in mobile

Index

01 Delivering Commitments

02 Telefónica Highlights

03 Business Line Performance

04 Financial Policy

05 Proposed Issue

06 Conclusion

TELEFONICA S.A.

Telefónica

21

Index 01 Delivering Commitments 02 Telefonica Highlights 03 Business Line Performance 04 Financial Policy 05 Proposed Issue 06 Conclusion

04 Debt highlights

€ Bn
1Q07 Debt Amount
58
6
52
Gross debt
Cash + STFI
Net debt

1Q07 Debt by Currency
CZK
5%
GBP
21%
EUR
56%
Latam
14%
USD
4%

(*) Hedging degree varies across countries in the region

TELEFONICA S.A.
Telefónica
22

04 Debt highlights Debt in Latam currencies reaches around 2 times Operating Cash Flow and 1 time OIBDA When adding USD debt hedge ratios*, debt rises to 2.3 times OpCF and 1.3 times OIBDA (*) Hedging degree varies across countries in the region Gross debt Cash + STFI Net debt 58 52 6 € Bn 1Q07 Debt Amount 1Q07 Debt by Currency

Cash Flow allocation for shareholder remuneration ATTRACTIVE SHAREHOLDERS REMUNERATION Double 2005 dividend per share by 2009. Around EUR 3 bn of Dividends at current level Less than EUR 0.7bn pending execution on Share buy-back program in 2007 04 1st payment: €0.3/per share (May 17th 07) €744M assigned in 1Q07 148M treasury shares applied to capital reduction

Limited and selective M&A Limited to net EUR 1.5 bn target until the end of 2007 04 Prudent payments: Completed divestures higher than investments Completed main transactions: Sale of O2 Airwave (€2.9bn) Sale of Endemol (€2.6bn) Acquisition of 10% TI (€2.3-2.7bn) [pending regulatory approval] Potential deals: Interested in 50% VIVO Interested in acquiring additional 5% China Netcom Interested in strengthening our operating position in Latam markets

04 Rapid deleverage progress

72% target already achieved

-72%
3.22*
2.85
2.70
2.5x target
Sep. 05
Dec. 06
Mar. 07
Net Financial Debt & Commitments/OIBDA

European Peers Capital Structure Comparison[1]

	Deutsche Telekom	France Telecom	Telefónica	Telecom Italia
S&P	3.5	2.7	2.9	3.4
Moody's	3.3	2.5	2.7	3.2

Net debt/EBITDA[2]

BBB+/Baa1 as rating floor

*TEF-02 pro-forma figures

TELEFONICA S.A.

Telefónica

25

Rapid deleverage progress 04 BBB+/Baa1 as rating floor Net debt + cash commitments below 2.5x OIBDA in the medium term *TEF-02 pro-forma figures Net debt/EBITDA2 European Peers Capital Structure Comparison1 3.5 3.3 2.7 2.5 2.9 2.7 3.4 3.2 Moody's S&P 1 Source Standard & Poor's: Europe's Four Largest Telecoms Operators Differ On Financial Policy And Domestic Pressures (12 Apr 07) Moody's: Europe's Investment-Grade Telecoms Operators (June 2007) 2 Net Debt and EBITDA figures adjusted according to Standard & Poor's and Moody's methodology. Commitments include guarantees and workforce reduction commitments to around €3,5bn Net Financial Debt & Commitments/OIBDA Sep. 05 Mar. 07 3.22* 2.70 -72% 2.5x target 2.85 Dec. 06 72% target already achieved

04 Average debt maturity of 6.5y, longer than time needed for full repayment From €26bn maturities 07-08 last year down to current (below €3bn per year) accommodated figures €13 bond issuance (+750 investors) in 2006 [2nd largest bond corporate issuer] with 10 years average debt maturity. €12bn bank debt (+70 financial institutions) in 2006 Next 12 months payment obligations already covered by means of liquid assets, cash flow generation and unused committed credit facilities Healthy liquidity position with available credit lines above €8bn (68% long term) Prudent liquidity management... ....removes necessity to access capital markets

04 Facing comfortable debt maturities in coming years

€ Bn
March 07
1.5
2.8
6.3
6.6
9.7
2007
2008
2009
2010
2011

TELEFONICA S.A.
Telefónica
27

04 No need to access capital markets for refinancing 2007 and 2008 maturities subject to Latam refinancing, CP rollover and expected CF generation 2007 focus: smooth maturing profile by moving forward excess over €5bn in 2009 (done), 2010 and beyond 1.5 2007 2008 2009 2010 2.8 6.3 6.6 2011 9.7 € Bn Facing comfortable debt maturities in coming years March 07

Index

01 Delivering Commitments

02 Telefónica Highlights

03 Business Line Performance

04 Financial Policy

05 Proposed Issue

06 Conclusion

TELEFONICA S.A.

Telefónica

28

Index 01 Delivering Commitments 02 Telefonica Highlights 03 Business Line Performance 04 Financial Policy 05 Proposed Issue 06 Conclusion

Proposed Issue Only USD transaction in 2007 Issuer: Telefonica Emisiones, S.A.U. Guarantor: Telefonica, S.A. Rating of the Notes: BBB+ stable (Fitch/S&P) /Baa1 stable (Moody's) Issue Price: Par Security Type: Senior Unsecured Notes Form of Issuance: US Shelf Program , NYSE Listed Tranches: Long 5y FRN (Feb 2013), long 5y Fixed (Feb 2013) & 10y Fixed (Jul 2017) 05

Index

01 Delivering Commitments

02 Telefónica Highlights

03 Business Line Performance

04 Financial Policy

05 Proposed Issue

06 Conclusion

TELEFONICA S.A.

Telefónica

30

Index 01 Delivering Commitments 02 Telefonica Highlights 03 Business Line Performance 04 Financial Policy 05 Proposed Issue 06 Conclusion

Conclusion Telefonica has become a first class world telco operator, leader in Europe, through delivering on commitments Telefonica has the ability to de-lever being a Strong CF Generator. - Underpinned by well balanced business and geographic diversification. - Potential to extract value from scale. - Strong growth profile. Telefonica has willingness to de-lever to build a Sound Credit Profile: - Target to 2.5x Net Debt&Commitments/OIBDA , in the medium term - Rating floor of BBB+/Baa1 - Net acquisitions limited to € 1.5 Bn for 2006 and 2007. No need to access capital markets, with a new smooth financing strategy: - O2 refinancing already fully executed - Fine-tuning maturity profile in coming years 06

SCHEDULE IV
July 2, 2007
Telefónica, S.A.
Telefónica Emisiones, S.A.U.

c/o	Telefónica, S.A.
GranVía, 28, planta 3
28013 Madrid
Kingdom of Spain

Re:	Preliminary Prospectus Supplement dated June 19, 2007, Term Sheets dated June 19, 2007 (the Preliminary Prospectus Supplement and the Term Sheets, together the “Disclosure Package”) and Prospectus Supplement dated June 20, 2007, of Telefónica, S.A. (the “Prospectus Supplement”)
Ladies and Gentlemen:
This will confirm that the following information appearing in the above-mentioned Disclosure Package and Prospectus Supplement relating to the Floating Rate Notes Due 2013, the Fixed Rate Notes due 2013 and the Fixed Rate Notes Due 2017 issued by Telefónica Emisiones, S.A.U. and unconditionally and irrevocably guaranteed by Telefónica, S.A., has been furnished by the Underwriters for use therein:
1.	The names of the Underwriters appearing on the cover page and in the “Underwriting” section of the Preliminary Prospectus Supplement and the Prospectus Supplement and the names of the Underwriters appearing in the Term Sheets.

IV-1

Very truly yours,

DEUTSCHE BANK SECURITIES INC.

By:

Name:
Title:
By:

Name:
Title:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:

Name:
Title:

MORGAN STANLEY & CO. INCORPORATED

By:

Name:
Title:

IV-2

EXHIBIT A
FORM OF OPINION OF GENERAL COUNSEL OF TELEFÓNICA
July 2, 2007
Deutsche Bank Securities Inc.
60 Wall Street,
2nd Floor,
New York, NY 10005
Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, NY 10080
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036
as Representatives
of the underwriters listed in Schedule I to the Underwriting Agreement
          Re:      Telefónica, S.A. 2007 SEC-Registered Debt Offering
     Ladies and Gentlemen,
     I am Antonio Hornedo Muguiro, Deputy General Counsel of Telefónica, S.A., a stock corporation (sociedad anónima) organized under the laws of the Kingdom of Spain (the “Guarantor”), and in that capacity I am familiar with the legal affairs of the Guarantor and its subsidiaries. This opinion is delivered to you in connection with the issuance by Telefónica Emisiones, S.A.U. (the “Company”), a stock corporation with a single shareholder (sociedad anónima unipersonal) organized under the laws of the Kingdom of Spain and a wholly-owned subsidiary of the Guarantor, of $850,000,000 aggregate principal amount of its Floating Rate Notes due 2013 (the “Floating Rate Notes”), $750,000,000 aggregate principal amount of its Fixed Rate Notes due 2013 (the “Long Five-Year Fixed Rate Notes”) and $700,000,000 aggregate principal amount of its Fixed Rate Notes due 2017 (the “Ten-Year Fixed Rate Notes” and, together with the Long Five-Year Fixed Rate Notes, the “Fixed Rate Notes” and such Fixed Rate Notes together with the Floating Rate Notes, the “Notes”). The Notes will be unconditionally guaranteed pursuant to the guarantee (the “Guarantee”) as to payment of principal, interest and premiums, if any, by the Guarantor. Pursuant to the Underwriting Agreement dated June 19, 2007 (the “Underwriting Agreement”) between you, the Guarantor and the Company, you have agreed to purchase or procure purchasers for the Notes to be issued pursuant to the Indenture between the Company, the Guarantor and The Bank of New York (as successor to JPMorgan Chase Bank, N.A.), as Trustee, dated June 20, 2006, as supplemented by a supplemental floating rate note indenture between the Company, the Guarantor and The Bank of New York, as Trustee, dated as of July 2, 2007, pursuant to

A1

which the Floating Rate Notes will be issued, a supplemental long five-year fixed rate note indenture dated as of July 2, 2007, pursuant to which the Long Five-Year Fixed Rate Notes will be issued and a supplemental ten-year fixed rate note indenture dated as of July 2, 2007, pursuant to which the Ten-Year Fixed Rate Notes will be issued (the indenture and the supplemental indentures, collectively the “Indentures”). This opinion is delivered to you pursuant to Section 2(b) of the Underwriting Agreement. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Underwriting Agreement.
     In rendering the opinions expressed herein, I, or members of my staff upon whom I am relying, have examined originals or copies, certified or otherwise identified to my or their satisfaction, of such documents, corporate records and other instruments as I or they have deemed necessary or appropriate, including the following:
     (i) the Underwriting Agreement;
     (ii) the registration statement registered with the U.S. Securities and Exchange Commission (the “SEC”) dated April 12, 2006 with file number 333-133251 and the documents incorporated by reference therein (the “Registration Statement”);
     (iii) the Prospectus dated April 12, 2006 relating to the offering of debt securities of the Company included in the Registration Statement and the documents incorporated by reference therein (the “Prospectus”);
     (iv) the Preliminary Prospectus Supplement registered with the SEC dated June 19, 2007 relating to the offering of the Notes and the documents incorporated by reference therein (the “Preliminary Prospectus Supplement”);
     (v) final term sheets dated June 19, 2007 (collectively the “Final Term Sheet” and together with the Prospectus, the Preliminary Prospectus Supplement and the Prospectus Supplement, the “Disclosure Package”);
     (vi) the final Prospectus Supplement registered with the SEC dated June 20, 2007 relating to the offering of the Notes and the documents incorporated by reference therein (the “Prospectus Supplement”);
     (vii) the Guarantee;
     (viii) the Indentures;
     (ix) the global notes dated July 2, 2007 relating to the Notes (the “Global Notes”);
     (x) a copy of the public deed of issuance of the Notes (escritura de emisión) executed on June 21, 2007, before the Notary Public of Madrid Mr. [•] (the “Public Deed of Issuance”);
     (xi) A copy of the announcement related to the issuance of the Notes published in the Official Bulletin of the Mercantile Registry (Boletín Oficial del Registro Mercantil) on [•], 2007.
     (xii) a copy of the Estatutos of the Guarantor;
     (xiii) a copy of the Estatutos of the Company;

A2

     (xiv) a copy of the certificate of the minutes of the meeting of the Executive Committee of the Guarantor held on April 7, 2006 in relation to the issue of the Notes and the Guarantees;
     (xv) a copy of a certificate of the resolutions adopted by the Guarantor as sole shareholder of the Company on April 7, 2006, in relation to the issue of the Notes; and
     (xvi) the Tax Certification Agency Agreement dated as of June 20, 2006 among the Company, the Guarantor, The Bank of New York (as successor to JPMorgan Chase Bank, N.A.) and Acupay System LLC, as amended by the Letter of Appointment dated July 2, 2007 between the Company, the Guarantor and Acupay System LLC (The “Acupay Agreement”).
     The Underwriting Agreement, the Guarantees, the Acupay Agreement and the Indentures are hereinafter collectively referred to as the “Documents”.
     The opinions set forth in this letter are based upon the following assumptions:
     (i) the genuineness of all signatures, stamps and seals, the conformity to the originals of all documents supplied to us as certified photostatic or faxed copies and the authenticity of the originals of such documents;
     (ii) that the Disclosure Package has been filed with the SEC, and the Documents and the Global Notes have been duly executed and delivered on behalf of each the of other parties thereto (other than the Guarantor and the Company), in the respective forms examined by us;
     (iii) the due authorization, execution and delivery of the Documents and the Global Notes by each of the parties thereto (other than the Guarantor and the Company) and that the performance thereof is within the capacity and powers of each of the parties thereto (other than the Guarantor and the Company);
     (iv) the absence of any other arrangements between any of the parties to the Underwriting Agreement which modify or supersede any of the terms of the Underwriting Agreement; and
     (v) that the terms and conditions of the Notes, the Guarantees, the Indentures, the Acupay Agreement and the Underwriting Agreement, constitute legal, valid and binding obligations under the law of the State of New York by which they are expressed to be governed.
     Based on the foregoing, and such examination of law as I have deemed necessary, I am of the opinion that:
     (i) Each of the Company and the Guarantor has been duly incorporated and is validly existing as a limited liability corporation (sociedad anónima) under the laws of the Kingdom of Spain with corporate power and all requisite authority under such laws to own, lease and operate its respective properties and conduct its respective businesses as described in the Disclosure Package.
     (ii) The Underwriting Agreement and the Indentures have been duly authorized, executed and delivered by the Guarantor and the Company.

A3

     (iii) The Guarantor owns directly or indirectly all of the outstanding ordinary shares of the Company.
     (iv) No filing or registration of the Disclosure Package or any other prospectus or circular is necessary under Spanish law in connection with the issuance, sale or delivery of the Notes and the Guarantees.
     (v) Insofar as matters of Spanish law are concerned, the Disclosure Package has been duly authorized by and on behalf of the Company and the Guarantor.
     (vi) The statements made in the Guarantor’s Annual Report on Form 20-F for the year ended December 31, 2006, which is incorporated by reference in the Registration Statement, under the captions “Information on the Company – B. Business Overview”, “Directors, Senior Management and Employees – B. Compensation”, “Directors, Senior Management and Employees – C. Board Practices”, “Financial Information – Legal Proceedings”, “The Offering and Listing– C. Markets”, “Additional Information – B. Memorandum and Articles of Association”, “Additional Information – C. Material Contracts”, “Additional Information – D. Exchange Controls” and “Additional Information – E. Taxation” and the statements made in the Preliminary Prospectus Supplement and the Prospectus Supplement under the caption “Taxation—Spanish Tax Considerations”, to the extent that they relate to matters of Spanish law or taxation, are true and accurate and there are no facts the omission of which from such statements would make the same misleading in any material respect.
     (vii) Other than as set forth in the Registration Statement and the Disclosure Package, there are no actions, suits or governmental proceedings pending to which the Company, the Guarantor or any subsidiary of the Guarantor is a party or of which any asset of the Company, the Guarantor, or any subsidiary of the Guarantor is the subject which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or to impair the ability of the Company or the Guarantor to consummate the transactions contemplated hereby; and, to the best of my knowledge, no such actions, suits or proceedings are threatened or contemplated by any court or governmental, regulatory or stock exchange authority or any other party having jurisdiction over the (i) Company, (ii) the Guarantor or (iii) Telefónica de España, S.A., Telefónica Internacional, S.A., Telefónica O2 Europe plc (formerly O2 plc) (collectively, the “Material Subsidiaries” and each, a “Material Subsidiary”) or any of their respective assets, which could reasonably be expected to have a Material Adverse Effect.
     (viii) None of the Company, the Guarantor or any of the Material Subsidiaries is in violation of its articles of association or other governing documents or, to my knowledge, in default in the performance or observance of any obligation contained in any agreement or instrument to which it is a party or by which it or any of its assets are subject, which violation or default would have a Material Adverse Effect on the business or financial condition of the Guarantor, the Company or any of the Material Subsidiaries or impair the Guarantor’s ability to consummate the transactions contemplated in the Underwriting Agreement.
     (ix) Neither the sale of the Notes by the Company, the execution by the Guarantor and the Company of the Documents nor the consummation of any of the other transactions contemplated in the Documents and the Notes will conflict with, result in a breach of, or constitute a default under the by-laws of the Company, the Guarantor or any Material Subsidiary or the terms of any indenture or other agreement or instrument known to such

A4

counsel to which the Company, the Guarantor or any Material Subsidiary is a party or is bound, or any order or regulation known to such counsel to be applicable to the Company, the Guarantor or any Material Subsidiary of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company, the Guarantor or any Material Subsidiary (except for such conflicts, breaches or defaults that would not have a Material Adverse Effect on the financial condition, earnings or business affairs of the Guarantor and its subsidiaries, considered as one enterprise).
     (x) The Company, the Guarantor and each of the Material Subsidiaries have all licenses, franchises, permits, authorizations, approvals, and orders from all governmental authorities, that are necessary to own or lease their properties and conduct their respective businesses and that are material to the Guarantor and its subsidiaries, taken as a whole (except for such licenses, franchises, permits, subsidiaries, orders and approvals the failure to obtain which will not have a Material Adverse Effect on the business or financial condition of the Guarantor and its subsidiaries, taken as a whole).
     (xi) The statements in the Registration Statements and the Disclosure Package relating to the ranking and the status of the Notes and the Guarantees, to the extent that they relate to matters of Spanish law, are true and accurate and there are no facts the omission of which from such statements would make the same misleading in any material respect.
     I am admitted to practice in the Kingdom of Spain only, and I express no opinion as to the laws of any other jurisdiction. This letter is furnished by me as Deputy General Counsel for the Guarantor and is solely for your benefit and may not be disclosed to or relied upon by anyone else without my written consent in each instance.
     Very truly yours,
     Antonio Hornedo Muguiro

A5

EXHIBIT B
[FORM OF OPINION OF DAVIS POLK & WARDWELL]
July 2, 2007
Deutsche Bank Securities Inc.
60 Wall Street,
2nd Floor,
New York, NY 10005
Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, NY 10080
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036
as Representatives
of the underwriters listed in Schedule I to the Underwriting Agreement
      Re:      Telefónica, S.A.
Ladies and Gentlemen,
     We have acted as special United States counsel to Telefónica Emisiones, S.A.U., a sociedad anónima unipersonal incorporated under the laws of the Kingdom of Spain (the “Company”), and Telefónica, S.A., a sociedad anónima incorporated under the laws of the Kingdom of Spain (the “Guarantor”), in connection with the issuance and sale by the Company (the “Offering”) of $850,000,000 aggregate principal amount of its Floating Rate Notes due 2013 (the “Floating Rate Notes”), $750,000,000 aggregate principal amount of its Fixed Rate Notes due 2013 (the “Long Five-Year Fixed Rate Notes”) and $700,000,000 aggregate principal amount of its Fixed Rate Notes due 2017 (the “Ten-Year Fixed Rate Notes” and, together with the Long Five-Year Fixed Rate Notes, the “Fixed Rate Notes” and such Fixed Rate Notes together with the Floating Rate Notes, the “Notes”) pursuant to the terms of the Underwriting Agreement dated June 19, 2007 (the “Underwriting Agreement”) among the Company, the Guarantor and you and the other underwriters listed Schedule I to the Underwriting Agreement (collectively, the “Underwriters”). The Notes will be unconditionally guaranteed as to payment of principal, interest and any Additional Amounts (as such term is defined in the Underwriting Agreement), if any, by the Guarantor (the “Guarantee”). This letter is being delivered to you pursuant to Section 2(c) of the Underwriting Agreement.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments, and have relied as to factual matters upon the representations and warranties made by officers of the Company and the Guarantor in certain certificates and during certain discussions with such officers, in each case as we have deemed necessary or advisable for the purposes of this opinion.
     We have also examined: (i) the Guarantor’s shelf registration statement, as defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form F-3 (File No. 333-133251) (including the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Act on April 12, 2006, relating to the registration of debt securities to be issued from time to time by the Company and guaranteed by the Guarantor (the “Shelf Securities”); (ii) the preliminary prospectus supplement dated June 19, 2007 (the “Preliminary Prospectus Supplement”) (including the Incorporated Documents); (iii) the free writing prospectuses, each dated June 19, 2007, identified as Numbers 1,2 and 3 on Schedule II to the Underwriting Agreement and attached to Schedule III to the Underwriting Agreement; (iv) the prospectus supplement dated June 20, 2007 (the “Prospectus Supplement”) (including the Incorporated Documents); (v) an executed copy of the Underwriting Agreement; (vi) the indenture dated June 20, 2006 (the “Base Indenture”), as supplemented by a supplemental floating rate note indenture dated as of July 2, 2007, pursuant to which the Floating Rate Notes will be issued, a supplemental long five-year fixed rate note indenture dated as of July 2, 2007, pursuant to which the Long Five-Year Fixed Rate Notes will be issued and a supplemental ten-year fixed rate note indenture dated as of July 2, 2007, pursuant to which the Ten-Year Fixed Rate Notes will be issued (the Base Indenture and the supplemental indentures, collectively, the “Indenture”); (vii) the Guarantee; and (viii) the tax certification agency agreement dated as of June 20, 2006, among the Company, the Guarantor, The Bank of New York (as successor to JPMorgan Chase Bank, N.A.) and Acupay System LLC, as amended by the letter of appointment dated July 2, 2007 among the Company, the Guarantor and Acupay System LLC (the “Tax Certification Agency Agreement”, and together with the Underwriting Agreement, the Guarantee and the Indenture, collectively, the “Agreements”).
     The registration statement at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement”, and the related prospectus (including the Incorporated Documents) dated April 12, 2006 relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the Preliminary Prospectus Supplement, together with the free writing prospectuses identified as Numbers 1, 2 and 3 on Schedule II to the Underwriting Agreement and attached to Schedule III to the Underwriting Agreement are hereinafter referred to as the “Disclosure Package”. The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Notes (or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Notes under Rule 173 under the Act), is hereinafter referred to as the “Prospectus”.
     We have assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required

EDGAR formatting changes, to physical copies delivered to the Company and submitted for our examination.
     Capitalized terms used but not otherwise defined herein are used as defined in the Underwriting Agreement.
     Based upon and subject to the foregoing, and subject to the further qualifications, assumptions and limitations set forth below, we are of the opinion that:
1.	To the extent that execution and delivery are matters of the law of the State of New York, the Agreements have been duly executed and delivered by the Company and the Guarantor.

2.	The Indenture has been duly qualified under the U.S. Trust Indenture Act of 1939, as amended, and assuming that it has been duly authorized, executed, and delivered by the Company and the Guarantor, the Indenture is a valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors’ rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or law.

3.	Assuming the Notes have been duly authorized as a matter of Spanish law, when the Notes have been duly authorized and established in conformity with the provisions of the Indenture and when the Notes have been executed by the Company and authenticated by the Trustee or its duly appointed agent in accordance with the provisions of the Indenture and delivered to and duly paid for by the purchasers thereof, the Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors’ rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or law.

4.	Assuming the Guarantee has been duly authorized as a matter of Spanish law, when the Guarantee has been executed by the Guarantor in accordance with the provisions of the Indenture, the Guarantee will be a valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors’ rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or law.

5.	The Tax Certification Agency Agreement constitutes the legal, valid and binding obligation of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with its terms, except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors’ rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or law.
6.	To the extent that the laws of the State of New York are applicable, each of the Company and the Guarantor has, pursuant to Section 14 of the Standard Provisions attached and incorporated into the Underwriting Agreement (the “Standard Provisions”) and pursuant to Section 1.15 of the Base Indenture, validly and irrevocably submitted to the exclusive personal jurisdiction of any state or federal court in the Borough of Manhattan, the City of New York, New York in any suit, action or proceeding arising out of or relating to the Underwriting Agreement or the transactions contemplated thereby and has duly appointed CT Corporation System as its authorized agent (the “Authorized Agent”) for the purpose described in Section 14 of the Standard Provisions; and service of process effected on the Authorized Agent in the manner set forth in Section 14 of the Standard Provisions will be effective to confer valid personal jurisdiction over the Company (i) assuming the validity of such appointment under the laws of the Kingdom of Spain and (ii) the due authorization, execution and delivery of the Underwriting Agreement by the Underwriters.

7.	The execution and delivery by the Company and the Guarantor of the Notes, the Indenture and the Underwriting Agreement, and the performance by each of the Company and the Guarantor of their respective obligations under such agreements (and the Guarantee in respect of the Guarantor only) will not contravene any provision of applicable U.S. federal or New York State law that in our experience is normally applicable to transactions of the type contemplated by such agreements, and no consent, approval, authorization or order of or qualification with any U.S. federal or New York State governmental body or agency that in our experience is normally applicable to transactions of the type contemplated by such agreements is required for the performance by the Company and the Guarantor of their obligations under the Notes, Guarantee (with respect the Guarantor only), the Indenture or the Underwriting Agreement, except such as have been obtained and except that no opinion is expressed herein with respect to the applicability of the securities or Blue Sky laws of the various states in connection with the offer and sale of any Notes.

8.	Neither the Company nor the Guarantor is and, after giving effect to the Offering pursuant to the terms of the Underwriting Agreement and application of the proceeds thereof as described in the Prospectus under the caption “Use of Proceeds”, neither will be required to register as an “investment company” as such term is defined in the U.S. Investment Company Act of 1940, as amended.

9.	The Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included or incorporated by reference therein and except for those parts of the Registration Statement that constitute the Forms T-1, as to which we express no opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder.
     We have considered the statements in the Prospectus under the captions “Taxation—Certain U.S. Federal Income Tax Considerations,” insofar as they summarize provisions of United States federal income tax law. We have considered the statements in the Prospectus under the captions “Description of the Notes and Guarantee” and “Underwriting” insofar as they summarize provisions of the Indenture and the Underwriting Agreement. In our opinion, such statements fairly summarize these provisions in all material respects.
     We have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified the information furnished with respect to other matters in the Registration Statement or the Prospectus, but we have generally reviewed and discussed with certain officers and employees of, and counsel and independent public accountants for, the Company and the Guarantor the information furnished, whether or not subject to our check and verification. On the basis of such consideration, review and discussion, but without independent check or verification, except as stated above, nothing has come to our attention that causes us to believe that (i) any part of the Registration Statement at the time such part became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package, as of 12:45 p.m. New York City time on June 20, 2007, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of the date hereof, contained, or, on the date hereof, contains an untrue statement of a material fact or omitted, or, on the date hereof, omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In expressing the foregoing belief, we have not been called upon, and we express no belief as to, the financial statements or financial schedules or other financial or statistical data included or incorporated by reference in the Disclosure Package or the Prospectus or those parts of the Registration Statement that constitute the Forms T-1. In addition, we express no opinion or belief as to the conveyance of the Disclosure Package or the information contained therein to investors.
     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the Federal laws of the United States of America. Insofar as the foregoing opinion involves matters governed by the laws of Spain, we have relied, without independent investigation, on the opinion of Uría Menéndez delivered to you pursuant to the Underwriting Agreement.
     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

Very truly yours,

EXHIBIT C
[FORM OF OPINION OF URÍA MENENDEZ]
Deutsche Bank Securities Inc.
60 Wall Street,
2nd Floor,
New York, NY 10005
Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, NY 10080
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036
as Representatives
of the underwriters listed in Schedule 1 hereof
Madrid, July 2, 2007
     Ladies and Gentlemen,
TELEFÓNICA EMISIONES, S.A.U.
US$850,000,000 Floating Rate Senior Notes due 2013
US$750,000,000 Fixed Rate Senior Notes due 2013
US$700,000,000 Fixed Rate Senior Notes due 2017
guaranteed by TELEFÓNICA, S.A.
     We have acted as Spanish counsel to Telefónica, S.A. (the “Guarantor”) and Telefónica Emisiones S.A.U. (the “Company”), for purposes, among others, of issuing a legal opinion addressed to you in connection with the issuance by the Company of US$850,000,000 aggregate principal amount of its Floating Rate Senior Notes due 2013 (the “Floating Rate Notes”), US$750,000,000 aggregate principal amount of its Fixed Rate Senior Notes due 2013 (the “Long Five-Year Fixed Rate Notes”) and US$700,000,000 aggregate principal amount of its Fixed Rate Senior Notes due 2017 (the “Ten-Year Fixed Rate Notes” and together with the Long Five-Year Fixed Rate Notes, the “Fixed Rate Notes” and such Fixed Rate Notes together with the Floating Rate Notes, the “Notes”). The Notes will be unconditionally guaranteed (the “Guarantee”) by the Guarantor. We have taken instructions solely from the Company and the Guarantor.
     This opinion letter is being furnished pursuant to paragraph (d) of Clause 2 of the Underwriting Agreement dated as of June 19, 2007, among the Company and the Guarantor, on the one hand, and Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated and the underwriters listed in Schedule 1 (the “Underwriters”), on the other hand (the “Underwriting Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Underwriting Agreement.

I. Documents examined
     In arriving at the opinions expressed below, we have reviewed the following documents:
(a)	A copy of the Underwriting Agreement.

(b)	A copy of the global notes dated July 2, 2007 evidencing the Notes and a copy of the Guarantee.

(c)	A copy of the public deed of issue of the Notes (escritura de emisión) executed on June 21, 2007, before the Notary Public of Madrid Mr. [•] (the “Public Deed of Issuance”).

(d)	A copy of the announcement related to the issue of the Notes published in the Official Bulletin of the Mercantile Registry (Boletín Oficial del Registro Mercantil) on [•], 2007.

(e)	A copy of the Registration Statement on form F-3 registered with the United States Securities and Exchange Commission (including the base prospectus attached thereto) dated April 12, 2006, with file number 333-133251 (the “F-3”).

(f)	A copy of the preliminary prospectus supplement dated June 19, 2007, filed with the United States Securities and Exchange Commission on June 19, 2007.

(g)	A copy of the final term sheets (one for each of the Floating Rate Notes, the Long Five-Year Fixed Rate Notes and the Ten-Year Fixed Rate Notes) dated June 19, 2007.

(h)	A copy of the final prospectus supplement relating to the offering of the Notes dated June 20, 2007, filed with the United States Securities and Exchange Commission on June 20, 2007 (the “Prospectus Supplement”).

(i)	A copy of the indenture dated as of June 20, 2006, among the Company, the Guarantor and JPMorgan Chase Bank, N.A. (the “Indenture”).

(j)	A copy of the supplemental indentures, one with respect to the Floating Rate Notes, one with respect to the Long Five-Year Fixed Rate Notes and one with respect to the Ten-Year Fixed Rate Notes, each dated as of July 2, 2007, among the Company, the Guarantor and The Bank of New York (as successor to JPMorgan Chase Bank, N.A.) (collectively, the “Supplemental Indentures”).

(k)	A copy of the tax certification agency agreement dated as of June 20, 2006, among the Company, the Guarantor, Acupay System LLC (“Acupay”) and The Bank of New York (as successor to JPMorgan Chase Bank, N.A.), as amended by the letter of appointment dated July 2, 2007, among the Company, the Guarantor and Acupay (the “Tax Certification Agency Agreement”).

(l)	A copy of the by-laws (estatutos) of the Guarantor, as publicly available at the Web page of the Guarantor (www.telefonica.com) on [•], 2007.

(m)	A certification related to the Company issued by the Mercantile Registry of Madrid on [•], 2007.

(n)	A copy of forms PE-1 (declaración de préstamos y créditos exteriores) (one for each of the Floating Rate Notes, the Long Five-Year Fixed Rate Notes and the Ten-Year Fixed Rate Notes), each dated [•], 2007.

(ñ)	A copy of a certification of the resolutions approved by the Executive Committee of the Guarantor held on April 7, 2006.

(o)	A copy of a certification of the resolutions adopted by the Guarantor as sole shareholder of the Company on April 7, 2006.
     The Underwriting Agreement, the Indenture, the Supplemental Indentures, the Tax Certification Agency Agreement, the Notes and the Guarantee will be hereinafter collectively referred to as the “Documents”.
II. Assumptions
     In rendering the opinions expressed below, we have assumed:
(a)	The genuineness of all signatures appearing in the documents which, or copies of which, we have examined.

(b)	The authenticity and completeness of all documents submitted to us as originals and the conformity to the originals and completeness of all documents submitted to us as copies.

(c)	The power and authority to execute of, and the due execution by, all parties to the Documents (other than the Guarantor and the Company) and that such execution will bind such parties and that the performance thereof is within the capacity and powers of each of the parties thereto (other than the Guarantor and the Company).

(d)	That each of the parties to the Documents (other than the Guarantor and the Company) is duly incorporated and validly existing under the laws of the country of incorporation.

(e)	That the Documents have been executed and delivered, by Mr. Santiago Fernández Valbuena, Mr. Miguel Escrig Meliá, Mr. Juan José Gómez Miguelañez or Mr. Eduardo Alvarez Gómez on behalf of the Guarantor and by Mr. Juan José Gómez Migueláñez or Mr. Miguel Escrig Meliá, Joint and Several Directors of the Company (Administradores Solidarios) on behalf of the Company, and by each of the other parties thereto, in forms conforming to the final drafts reviewed by us.

(f)	That all the documents that should have been filed with the Mercantile Registry of Madrid by the Company have been filed at the date of our search and that a search in respect of matters which are stated therein since the date of our search would not reveal any circumstances or the filing of documents which would affect the conclusions reached herein and that the content of the certification issued by the Mercantile Registry of Madrid on [•], 2007, accurately reflects the entries held at such Registry in relation to the Company.

(g)	That there are no contractual or similar restrictions binding on any person which would affect the conclusions of this opinion resulting from any agreement or arrangement not being a document specifically examined by us for purposes of this opinion and there are no arrangements between any of the parties to the Documents which modify or supersede any of the terms thereof.

(h)	That there are no decisions or resolutions adopted or passed by the corporate bodies of the Company or the Guarantor revoking or amending the decisions and resolutions referred to in paragraphs I.(ñ) and I.(o) above, and that the by-laws (estatutos) of the Guarantor and the Company and the Public Deed of Issuance which have been reviewed by us are those in force as of the date hereof.

(i)	That the Documents are legal, valid, binding and enforceable under the laws of the state of New York, and that insofar as any obligation under the Documents, the F-3 and the Prospectus Supplement is to be performed in, or is otherwise subject to the laws of, any jurisdiction other than Spain, will not be illegal or ineffective by virtue of any law of, or contrary to public policy in, that jurisdiction.

(j)	That there are no matters or events of a factual nature not disclosed to us which would affect the conclusions herein.

(k)	That all the voting rights of the Company belong to the Guarantor and that the exclusive activity of the Company is the issuance of debt and other financial instruments.

(l)	That the proceeds of the issuance of the Notes, net of management and issuance costs, will be permanently deposited with the Guarantor or a company of its consolidated group which could use the proceeds for the general corporate purposes of the group.

(m)	That the obligations of the Guarantor under the Guarantee constitute, under the laws of the state of New York, an irrevocable and unconditional guarantee of the Guarantor, and under the Guarantee the holders of the Notes may enforce the Guarantee directly against the Guarantor, the obligations of the Guarantor are independent of the obligations of the Company and the Guarantor shall be liable as principal and sole debtor (garantía solidaria e irrevocable).

(n)	That the Notes will be admitted to listing on an organized secondary market in an OECD country.
     As to matters of fact material to the opinions expressed below, we have, when relevant facts were not independently established by us, examined and relied upon certificates of officials and other representatives of the Guarantor and the Company.
III. Spanish Law
     We do not represent ourselves to be familiar with the laws of any jurisdiction other than Spain as they stand at present and, therefore, we express no opinion on any question arising under any laws other than the laws of Spain as they stand at present. In giving this opinion we have assumed that such documents listed above, expressed to be governed by the laws of a country other than Spain constitute legal, valid, binding and enforceable obligations of the respective parties thereto under such laws.
     Our involvement in the transaction described herein has been limited to our role as Spanish counsel to the Company and the Guarantor and, as a consequence thereof, we assume no obligation to advise any other party to this transaction and, furthermore, we assume no obligation to advise either you or any other party of changes of law or facts that could occur after the date of the opinion, even though the change may affect the legal analysis or conclusions given in this opinion.
     Legal concepts are expressed in the documents in English terms and may not be identical or equivalent to those that exist under the laws of Spain. Therefore, this opinion may only be relied upon the express condition that the interpretation arising of this opinion is governed by Spanish law in a proceeding brought before a Spanish court.
     None of the Civil Code, the Commercial Code, any Spanish regulation or Spanish case law specifically regulate, address or provide information with respect to a transaction where a Spanish sociedad anónima carries out an issuance of debt instruments in the United States registered under the United States Securities Act of 1933 and pursuant to an indenture qualified under the United States Trust Indenture Act of 1939. Thus, the opinions included in Section IV below are based on the existing opinions of scholars that have addressed such issues and on our interpretation of Spanish law. In addition, the Public Deed of Issuance has been registered with the Madrid Mercantile Registry and pursuant to Article 7 of the Mercantile Registry Regulations (Reglamento del Registro Mercantil) there is a presumption of validity of the content of the Mercantile Registry.
IV. Opinion
     Based upon and subject to the foregoing, and subject to the further exceptions, limitations and qualifications set forth below, it is our opinion that:
1.	Each of the Company and the Guarantor has been duly incorporated and is validly existing as a sociedad anónima under the laws of the Kingdom of Spain.

2.	Each of the Company and the Guarantor has corporate power to own, lease and operate its properties and conduct its business.

3.	The Underwriting Agreement has been duly authorized, executed and delivered by the Guarantor and the Company.

4.	The Indenture and the Supplemental Indentures have been duly authorized, executed and delivered by the Guarantor and the Company.

5.	The Tax Certification Agency Agreement has been duly authorized, executed and delivered by the Guarantor and the Company.

6.	The Guarantee has been duly authorized, executed and delivered by the Guarantor.

7.	The Notes have been duly authorized, executed and delivered by the Company.

8.	The choice of the laws of the State of New York as the governing law of the Documents is valid and shall be recognized and enforced by the Spanish courts. The effectiveness of this choice is subject to the laws of the State of New York being evidenced to the Spanish courts pursuant to Article 281 of the Civil Procedural Law.

9.	Save for (A) obtaining from the Bank of Spain the números de operación financiera (N.O.F.), which have been obtained and (B) the registration of the Public Deed of

Issuance with the Mercantile Registry and the publication of the announcement related to the issue of the Notes in the Official Gazette of the Mercantile Registry, which have taken place, no consent, approval, authorization, order, regulation, qualification or clearance of or with any court or governmental agency or regulatory body in Spain having jurisdiction over the Company or the Guarantor and its subsidiaries or any of their properties or of any stock exchange authorities in Spain is required for (i) the valid authorization, execution and delivery of the Documents by the Company and the Guarantor, (ii) the issuance and delivery of the Notes or the sale of the Notes or to make interest and all other payments (including on maturity or early redemption) in United States dollars on the Notes, or (iii) for the consummation of the transactions contemplated hereby or thereby on the part of the Company or the Guarantor. This notwithstanding, once the Notes have been paid in full, this circumstance must be registered at the Mercantile Registry of the place where the Company is domiciled.

10.	Neither the sale of the Notes by the Company, the execution by the Guarantor and the Company of the Documents nor the consummation of any of the other transactions contemplated in the Documents and the Notes will conflict with, result in breach of, or constitute a default under the by-laws of the Guarantor or the Company, or any order or regulation known to us to be applicable to the Guarantor or the Company.

11.	The tax regime set forth in Additional Provision Two of Law 13/1985 of May 25 on Investment Ratios, Own Funds and Information Obligations of Financial Intermediaries (Ley 13/1985, de 25 de mayo, de coeficientes de inversión, recursos propios y obligaciones de información de los intermediarios financieros) (“Law 13/1985”), as amended by Law 19/2003 of July 4 on Foreign Capital Transfers and Financial Transactions and on Certain Measures to Prevent Money Laundering (Ley 19/2003, de 4 de Julio, sobre el Régimen Jurídico de los Movimientos de Capitales y de las Transacciones Económicas con el Exterior y sobre determinadas medidas del blanqueo de capitales) (“Law 19/2003”) and Law 23/2005 of 18 November on Certain Tax Measures to Promote the Productivity (Ley 23/2005, de 18 de noviembre, de reformas en materia tributaria para el impulso a la productividad) (“Law 23/2005”), will apply to the Notes.

Law 13/1985 (as amended by Law 19/2003 and Law 23/2005) establishes rules governing the issuance of preference shares and other debt instruments by Spanish financial entities and Spanish non-financial listed entities, whether directly or through a group subsidiary incorporated either in Spain or in a European Union Member State (other than tax havens as defined in Royal Decree 1080/1991 of July 5, 1991, as amended).

12.	Under Law 13/1985 (as amended by Law 19/2003 and Law 23/2005), any payments in respect of the Notes made by the Company to a non-Spanish resident holder, who does not operate with respect to the Notes through a permanent establishment in Spain, shall not be subject to taxation in Spain pursuant to Royal Legislative Decree 5/2004 of March 5, promulgating the consolidated text of the Non-Resident Income Tax Law (Real Decreto Legislativo 5/2004, de 5 de Marzo, por el que se aprueba el Texto Refundido de la Ley del Impuesto sobre la Renta de no Residentes) (the “NRIT Law”), and no withholding tax shall be required on such payments, except in the case of payments made to non-Spanish resident holders who are resident or nationals of, are located in, or obtain the income through, a tax haven territory (as defined in Royal Decree 1080/1991 of July 5, 1991, as amended) or who fail to comply with certain tax residency certification procedures, which will receive such payment subject to Spanish withholding tax currently at the rate of 18%.

13.	If the Notes are not listed on an organized secondary market in an OECD country on any Interest Payment Date (as defined in the Prospectus Supplement), Law 13/1985 (as amended by Law 19/2003 and Law 23/2005) will not apply to the Notes. In such case, any payments in respect of the Notes made by the Company to a non-Spanish resident holder, who does not operate with respect to the Notes through a permanent establishment in Spain, will be subject to withholding tax at the current rate of 18%, except in the case of payments made to non-Spanish resident holders who are (A) resident in a European Union Member State other than Spain, or a permanent establishment located in a European Union Member State of residents of other European Union Member States, provided that such holders (i) do not operate with respect to the Notes through a permanent establishment in Spain, and (ii) are not resident or nationals of, are not located in, nor obtain the income through, a tax haven territory (as defined in Royal Decree 1080/1991 of July 5, 1991, as amended); or (B) resident for tax purposes in a country which has entered into a convention for the avoidance of double taxation with Spain which provides for an exemption from Spanish tax or a reduced withholding tax rate with respect to interest payable to any beneficial owner of the Notes, and provided further that said holders deliver evidence of their tax residence in accordance with the Spanish tax law.

14.	Although no clear precedent, statement of law or regulation exists in relation hereto, in our opinion all payments made by the Guarantor to a non-Spanish resident holder under the Guarantee may be characterized as an indemnity and made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by Spain or any political subdivision or authority thereof or therein having power to tax.

However, in the event that the Spanish Tax Authorities were to take the view that the Guarantor had validly, legally and effectively assumed all the obligations of the Company under the Notes by way of subrogation, payments of interest in respect of the Guarantee would fall under the scope of Law 13/1985 (as amended by Law 19/2003 and Law 23/2005) and, therefore, the tax treatment applicable to such income will be that described in paragraph 12 above or, in the event that the Notes are not listed on an organized secondary market in an OECD country on any Interest Payment Date (as defined in the Prospectus Supplement), and consequently Law 13/1985 (as amended by Law 19/2003 and Law 23/2005) does not apply to the Notes, such payments will be subject to the tax treatment described in paragraph 13 above.

15.	According to Law 13/1985 (as amended by Law 19/2003 and Law 23/2005), the issuance of the Notes by the Company will be subject to certain reporting requirements (which includes disclosure of the identities of the holders and the activities performed by the Company). These disclosure obligations have been developed by Royal Decree 2281/1998 of October 23, Developing Certain Disclosure Obligations to the Tax Authorities (Real Decreto 2281/1998, de 23 de octubre, por el que se desarrollan las disposiciones aplicables a determinadas obligaciones de suministro de información a la Administración Tributaria), as amended by Royal Decree 1778/2004 of July 30 Establishing Disclosure Obligations in Respect of Preferred Shares and Other Debt Instruments and Certain Income Obtained by Individuals Resident in the European Union (Real Decreto 1778/2004, de 30 de julio, por el que se establecen obligaciones de información respecto de las participaciones preferentes y otros instrumentos de deuda y de determinadas rentas obtenidas por personas físicas residentes en la Unión Europea).

The Company, the Guarantor and the Paying Agent have agreed certain procedures with the relevant clearing system (i.e., The Depository Trust Company or “DTC”) and with Acupay (as described under heading “Taxation – Spanish Tax Considerations – Evidencing of Beneficial Owner Residency in Connection with Interest Payments” of the Prospectus Supplement, and Annexes A and B to the Prospectus Supplement) which, in our opinion, comply with the reporting requirements set forth by Law 13/1985 (as amended by Law 19/2003 and Law 23/2005), as developed by the aforementioned Royal Decree 2281/1998 (as amended by Royal Decree 1778/2004).

16.	No stamp or other issuance or transfer taxes or duties are payable by or on behalf of the Underwriters to the Kingdom of Spain or any political subdivision or taxing authority thereof or therein in connection with the sale of the Notes to the Underwriters in the manner contemplated hereby, or the resale and delivery of such Notes by the Underwriters in the manner contemplated in the Prospectus Supplement.

17.	Notes held by an individual not resident in Spain for tax purposes will not be subject to Net Wealth Tax in Spain, provided that income derived from the Notes is not subject to taxation in Spain in the terms described in paragraphs 11, 12, 14 and 15 above. Otherwise, individuals who are not resident in Spain for tax purposes will be subject to the Spanish Net Wealth Tax if (i) the Notes are located in Spain or (ii) the rights attaching to such Notes are exercisable within the Spanish territory, without prejudice to the provisions contained in any applicable convention for the avoidance of double taxation entered into by Spain and the country of residence of the holder of the Notes.

18.	Irrespective of the tax residence of a holder of Notes at the time of death or gift, the transfer of the Notes as a result thereof will not be subject to Inheritance and Gift Tax in Spain provided that the Notes are not located in Spain and the rights attaching to such Notes are not exercisable within the Spanish territory nor the heir or the beneficiary, as the case may be, is resident in Spain for tax purposes. Any holder of Notes will not be deemed to be resident, domiciled or carrying on business in Spain by reason only of holding such Notes.

19.	Spanish courts will determine the validity of the submission to exclusive jurisdiction contained in clause 14 of the Underwriting Agreement and clause 1.15 of the Indenture, in accordance with the laws of Spain although such agreements are subject to the laws of the State of New York law. In view of that, the submission contained in clause 14 of the Underwriting Agreement and clause 1.15 of the Indenture to any federal or state court in the Borough of Manhattan, the City of New York as the dispute resolution proceeding thereunder is valid and shall be recognized and enforced by the Spanish courts in any action or proceedings brought in relation thereto before them.

20.	A judgment duly rendered by the courts of New York, pursuant to a legal action instituted before such courts in connection with the Underwriting Agreement, the Indenture and the Supplemental Indentures would be enforceable in the competent courts of Spain, provided that prior to the time such New York court judgment is introduced into there is no material contradiction or incompatibility with a judgment rendered or judicial proceedings outstanding in Spain, in accordance with Article 523.2 and the Derogation Provision of the current Civil Procedural Law and subject to the former Civil Procedural Law of 1881 the substantive provisions of which are found in Articles 951 to 958, both inclusive. Such provisions and the case law set forth that any final judgment rendered outside Spain may be enforced in Spain in three different situations: (i) in the cases and in accordance with the provisions of any applicable treaty; (ii) in the absence of any such treaty, in case it is alleged and evidenced that the jurisdiction where the foreign judgment was given recognizes Spanish judgments on a reciprocal basis when the requirements established in such foreign jurisdiction for the recognition of Spanish judgments are complied with and provided that some minimal conditions are met (Spanish exclusive jurisdiction for certain matters, public policy and absence of contradiction with a previous Spanish judgment); and (iii) in the absence of an applicable treaty and when the reciprocity has not been alleged, in those cases in which the judgment given in the foreign jurisdiction complies with the requirements set forth in article 954 of the Civil Procedural Law of 1881 (which the case law identifies with the minimal conditions referred to above and include the regularity of the proceeding followed by the foreign court and the authenticity of the judgment). Since there is no applicable treaty between Spain and the United States, unless the conditions under (ii) above are met, the conditions referred to in (iii) above will have to be satisfied in order to enforce a judgment of a New York court in Spain.
V. Qualifications to Opinion
     The opinions expressed above are subject to the following qualifications:
(i)	Our opinions expressed above are subject to the effects and result of the operations involved in any applicable bankruptcy, insolvency (concurso), moratorium or similar laws affecting creditors’ rights generally, as well as to any principles of public policy (orden público).

(ii)	Without prejudice to the general qualification set forth in the preceding paragraph, it is worth mentioning that the credit rights will be subordinated by law in the insolvency proceedings if they are held by creditors which are considered “especially related” to the insolvent debtor pursuant to article 92.5 of Law 22/2003, of 9 July 2003, on Insolvency (the “Insolvency Law”) (among others, because the creditor holds an interest in the insolvent debtor or is part of the same group, because the creditor is a director of the insolvent debtor or may be considered a “de facto” director thereof, or because the creditor is the assignee or successor of credit rights previously held by any of the foregoing).

The credit classification provisions of the Insolvency Law have not yet been consistently construed by the Spanish courts and, therefore, it may not be fully discarded that, as a result of the application of article 87.6 of the Insolvency Law, the credit rights against the Company arising from the Notes are classified as subordinated obligations of the Company.

(iii)	The above references to the insolvency legislation may not be deemed exhaustive, there may be other insolvency rules which, in one way or the other, may also have an impact on the transaction analyzed.

(iv)	The term “enforceable” in this opinion means that the obligations assumed by the relevant party under the relevant documents are of a type that the Spanish courts would generally enforce. However, it does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular, enforcement before the Spanish courts will be subject to the following:
(a)	a Spanish court may refuse to give effect to any provision of the Documents on the grounds that such provision conflicts with Spanish public policy (orden público).

(b)	the Spanish courts will apply the law subject to the equitable principles and may not grant enforcement in the event that they deem a right has not been exercised in good faith or that it has been exercised in abuse of right (abuso de derecho) and will not enforce an obligation in case of fraud;

(c)	a Spanish court may issue an award of damages where specific performance is deemed impracticable;

(d)	the validity and performance of contractual obligations may not be left at the discretion of one of the contracting parties as per Article 1,256 of the Civil Code;

(e)	a Spanish court may not enforce a contractual provision which requires any party thereto to pay any amounts on the grounds that such provision is a penalty within the meaning of Articles 1,152 et seq. of the Civil Code, which the court considers obviously excessive as a pre-estimate of damages; in this event the court may reduce the amount of the penalty; and

(e)	the exercise of rights and the enforcement thereof is limited by applicable statute of limitations.
(v)	In Spanish Procedural law, the rules of evidence in any judicial proceeding cannot be modified by agreement between the parties and, consequently, any provisions of the Documents in which determinations, certificates, notifications, opinions or the like made by the parties are to be deemed conclusive in the absence of manifest error would not be upheld by a Spanish court. The assessment of any evidence provided in any judicial proceeding will correspond to the Spanish court. The admissibility of evidence or as supporting documentation before a Spanish court or authorities, of any document that is not in the Spanish language may be subject to the provision of an officially sworn translation into Spanish.
(vi)	The laws of the State of New York may not be applied by Spanish courts, pursuant to Articles 12.3 and 12.4 of the Civil Code and Article 16 of the Rome Convention on the law applicable to contractual obligations, if the Spanish courts determine that the choice in the Documents of the laws of the state of New York has been made with the intent of avoiding the application of mandatory Spanish laws or legal requirements or if the applicable laws of the State of New York were contrary to Spanish public policy.

(vii)	The Spanish courts have exclusive jurisdiction, inter alia, with respect to matters relating to the incorporation, validity, nullity and dissolution of companies or legal entities having their domicile in the Spanish territory, and to any decisions and resolutions of their corporate bodies, as well as with respect with the validity or nullity of any recordings with a Spanish registry, and the recognition and enforcement in Spain of any judgment or arbitration award obtained in a foreign country.

(viii)	Our opinion expressed in paragraph IV.15 above, has been issued under the assumption that the web-based system and the electronic telecommunications system that will be utilized by Acupay in the collection, confirming, transmission and filing of the Beneficial Owner information (the “Acupay System”) will function in a manner such that all of the Beneficial Owner information entered in the Acupay system by participants in DTC, once reconciled and processed through both Acupay and DTC EDS system following the operational arrangements agreed by both parties, will coincide with the information contained in the paper copies of Annex I, II or III certifications duly signed by the relevant participants in DTC. In particular, as regards the procedures described in Annex B to the Prospectus Supplement, our opinion has been issued under the assumption that Euroclear, its participants and the Specialized Depositary (as this term is defined in said Annex B) will act in the manner and in accordance with the operational arrangements described in Annex B to the Prospectus Supplement.
     This opinion letter is rendered to the addressees identified herein in connection with the above described transaction. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose and persons other than its addressees shall not make decisions based on the opinion letter or claim any liability for its content without our prior written consent.
     Very truly yours,

Schedule 1 — Underwriters

TELEFÓNICA EMISIONES, S.A.U.
DEBT SECURITIES
unconditionally and irrevocably guaranteed
by
TELEFÓNICA, S.A.
UNDERWRITING AGREEMENT
STANDARD PROVISIONS
June 19, 2007
Ladies and Gentlemen:
     Telefónica Emisiones, S.A.U., a sociedad anónima unipersonal incorporated under the laws of The Kingdom of Spain (the “Company”), may from time to time enter into one or more underwriting agreements (each an “Underwriting Agreement”) that provide for the sale of certain of its securities specified in the particular Underwriting Agreement (the “Designated Securities”). The basic provisions set forth herein to the extent applicable to securities of the type represented by the Designated Securities will be incorporated by reference in any such Underwriting Agreement relating to a particular issue of Designated Securities. Each Underwriting Agreement will be entered into, with such additions and deletions as the parties thereto may determine and shall be specified in such Underwriting Agreement. The Underwriting Agreement may appoint a lead underwriter or underwriters (collectively, the “Representative(s)”) for the particular issue of Designated Securities and will specify the underwriters participating in such offering (the “Underwriters”, which term shall include any Underwriter substituted pursuant to Section 15 hereof). Payment of principal and interest on the Designated Securities will be fully and unconditionally guaranteed by Telefónica, S.A., a sociedad anónima incorporated under the laws of the Kingdom of Spain (the “Guarantor”) pursuant to the terms of guarantees to be dated as of the Closing Date (as defined below) (the “Guarantees”).
     The obligation of the Company to issue and sell any of the Designated Securities, the obligation of the Guarantor to guarantee the Designated Securities, and the obligation of the Underwriters to purchase any of the Designated Securities shall be evidenced by the Underwriting Agreement with respect to the Designated Securities specified therein. The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as “this Agreement.” The obligations of the Underwriters under this Agreement shall be several and not joint. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as defined therein.
     The terms and rights of any particular issue of Designated Securities shall be as specified in the Underwriting Agreement relating thereto and in or pursuant to the applicable indenture (the “Indenture”) identified in the Underwriting Agreement. An Underwriting Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted.

     1. Representations and Warranties.
     The Company and the Guarantor, jointly and severally, represent and warrant to, and agree with, each of the Underwriters named in the applicable Underwriting Agreement, as of the Applicable Time and as of the Closing Date, with respect to the Designated Securities as follows:
     (a) An “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) in respect of the Designated Securities (File No. 333-133251) has been filed with the Securities and Exchange Commission (the “Commission”); such registration statement and any post-effective amendments thereto, each in the form heretofore delivered or to be delivered to the Representative(s) and, excluding exhibits to such registration statement but including all documents incorporated by reference in each prospectus contained therein, delivered to the Representative(s) for each of the other Underwriters became effective under the Securities Act upon filing; and no other document with respect to such registration statement or any such document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission. For purposes of this Agreement, the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date hereof, relating to the Designated Securities, is hereinafter called the “Basic Prospectus”; “Preliminary Prospectus” means the Basic Prospectus together with any preliminary prospectus (including any preliminary prospectus supplement) relating to the Designated Securities filed with the Commission pursuant to Rule 424(b) of the rules and regulations (the “Rules and Regulations”) of the Commission under the Securities Act and provided to the Representative(s) for use by the Underwriters; “Registration Statement” means, collectively, the parts of such registration statement, including all exhibits thereto and any final prospectus supplement relating to the Designated Securities filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part thereof pursuant to Rule 430B of the Rules and Regulations, as amended as of the time of the most recent post-effective amendment thereto, if any, became or was deemed to have become effective under the Securities Act; “Prospectus” means the Basic Prospectus together with the prospectus (including any final prospectus supplement) relating to the Designated Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and provided to the Representative(s) for use by the Underwriters; “most recent Preliminary Prospectus” means the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) of the Rules and Regulations at or immediately prior to the Applicable Time (as hereinafter defined); “Issuer Free Writing Prospectus” means any “issuer free writing prospectus” (as defined in Rule 433 of the Rules and Regulations) relating to the Designated Securities; and “Disclosure Package” means the most recent Preliminary Prospectus and any Issuer Free Writing Prospectus issued at or prior to the Applicable Time (including the final term sheet or term sheets prepared pursuant to Section 5(a) below (the “Term Sheet(s)”) and attached to the applicable Underwriting Agreement, as such definition may be amended or supplemented by terms of the applicable Underwriting Agreement). “Applicable Time” is defined in the applicable Underwriting Agreement. Any references herein to any Preliminary Prospectus or the Prospectus will be deemed to refer to and include any documents incorporated by reference therein as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus will be deemed to refer to and include any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus. For purposes of Section l of this Agreement, all references to the Registration Statement, any post-effective amendments thereto and the Prospectus will be deemed to include, without limitation, any electronically transmitted copies thereof, including, without limitation, any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”).
     (b) (i) No stop order suspending the effectiveness of the Registration Statement has been issued by the Commission; (ii) to the best knowledge of the Company and the Guarantor after due enquiry no proceeding for that purpose has been initiated or threatened by the Commission; (iii) no notice of objection of the Commission to the use of such registration statement and any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company or the Guarantor; and (iv) no order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission. The Registration Statement conforms in all material respects, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform in all material respects, to the requirements of the Securities Act and the Rules and Regulations; the Registration Statement and any post-effective amendments thereto do not and will not, as of the applicable effective date or dates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendment or supplement thereto will not, as of its date and as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation or warranty will not apply to (i) any statements or omissions made in reliance upon, and in conformity with, written information furnished to the Company or to the Guarantor by any Underwriter through the Representative(s) expressly for inclusion therein, such information being that identified in each applicable Underwriting Agreement, or (ii) the part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended, of the trustee.
     (c) There is no contract or document required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement or to a document incorporated by reference into the Registration Statement, the Disclosure Package or the Prospectus which is not described or filed as required.
     (d) The Disclosure Package, as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty will not apply to any statements or omissions made in reliance upon, and in conformity with, written information furnished to the Company or the Guarantor by any Underwriter through the Representative(s) expressly for use in the Disclosure Package, such information being that identified in each applicable Underwriting Agreement.
     (e) The Guarantor has been, since the initial filing of the Registration Statement, and is a “well-known seasoned issuer” and has not been, since the initial filing of the Registration Statement, and is not an “ineligible issuer” (as such terms are defined in Rule 405 of the Rules and Regulations).
     (f) Neither the Company nor the Guarantor has made or will make any offer relating to the Designated Securities that would constitute an Issuer Free Writing Prospectus, unless such Issuer Free Writing Prospectus has been previously consented to by the Representative(s) and is substantially in form and substance as attached to the applicable Underwriting Agreement; the Company and the Guarantor will comply with the requirements of Rule 433 of the Rules and Regulations with respect to any such Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; any such Issuer Free Writing Prospectus will not, as of its issue date and through the Closing Date, include any information that conflicts with the information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus; any such Issuer Free Writing Prospectus, when taken together with the information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus, did not, when issued or filed pursuant to Rule 433 of the Rules and Regulations, and does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company and the Guarantor will give prompt notice thereof to the Underwriters and, if requested by the Underwriters, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.
     (g) The documents incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus that were or hereafter are filed with or furnished to the Commission, at the time they were or hereafter are so filed or furnished, complied or will comply, as the case may be, in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.
     (h) Each of the Company and the Guarantor has been duly incorporated and is validly existing as a limited liability corporation (a sociedad anónima) under the laws of the Kingdom of Spain.
     (i) This Agreement, the tax certification agency agreement dated June 20, 2006 among the Company, the Guarantor, Acupay System LLC and the paying agent under the Indenture, as amended by the letter of appointment dated July 2, 2007 among the Company, the Guarantor and Acupay System LLC (the “Tax Certification Agency Agreement”), the Indenture and the Guarantees will have been duly authorized, executed and delivered by the Company and the Guarantor as of the Closing Date and, once so authorized, executed and delivered will constitute legal, binding and enforceable obligations of the Company and the Guarantor, as applicable, subject to all applicable laws affecting creditors’ rights generally in the event of insolvency (concurso), bankruptcy, winding-up, reorganization or liquidation of the Company or the Guarantor, as the case may be, or any equitable remedies.
          (j) The sole shareholder of the Company has duly delegated in favor of any of the joint and several directors (Administradores Solidarios) of the Company the capacity to authorize the issuance by the Company of the Designated Securities. The Designated Securities, when executed, authenticated and delivered in accordance with the Indenture, will constitute legal, valid, binding and enforceable obligations of the Company, as applicable, subject to all applicable laws affecting creditors’ rights generally in the event of insolvency (concurso), bankruptcy, winding-up, reorganization or liquidation of the Company.
          (k) The execution and delivery of this Agreement, the Tax Certification Agency Agreement, the Indenture and the Guarantees, and the consummation of the transactions herein and therein contemplated and compliance with the terms hereof and thereof do not conflict and will not result in a breach of any of the terms or provisions of, or constitute a default under, the constitutive documents of the Company or the Guarantor, as the case may be, the laws of the Kingdom of Spain or any indenture, trust deed, mortgage or other agreement or instrument to which the Company or the Guarantor, as the case may be, is a party or by which it or any of its properties is bound, or infringe any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental body or court, domestic or foreign, having jurisdiction over the Company or the Guarantor, as the case may be, or its properties, except in any such case for any conflicts, breaches or defaults that would not have a material adverse effect on the financial position or prospects of the Guarantor and its subsidiaries, considered as one enterprise (a “Material Adverse Effect”).
          (l) Since the date of the latest financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus or the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, none of the Company, the Guarantor or any of Telefónica de Espana, S.A., Telefónica Internacional, S.A. and Telefónica O2 Europe (formerly O2 plc) (the “Material Subsidiaries”) has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Registration Statement, the Disclosure Package and the Prospectus and except any such loss or interference that would not result in a Material Adverse Effect.
          (m) All material authorizations, consents, approvals, filings, notifications and registrations required by the Company or the Guarantor, as the case may be, for or in connection with the performance by the Company or the Guarantor, as the case may be, of the obligations expressed to be undertaken by it herein have been obtained and are in full force and effect, or, as the case may be, have been effected, except (i) such as may be required by the securities, Blue Sky or similar laws of the various states of the United States in connection with the offer and sale of the Designated Securities, (ii) such approvals as have been requested or obtained, (iii) the publication of an announcement related to the issue of the Designated Securities in the Official Gazette of the Mercantile Registry (Boletin Oficial del Registro Mercantil), (iv) the registration of a public deed (escritura de emisión) related to the issue of the Designated Securities in the Mercantile Registry, (v) obtaining a número de operación financiera (N.O.F.) from the Bank of Spain and (vi) the registration with the Mercantile Registry of the fact that the Designated Securities have been paid out.
     (n) Neither the Company, the Guarantor, nor any person that is controlled by the Company or the Guarantor, as the case may be, nor any person acting on its or their behalf, except for the Underwriters as to whom no representation or warranty is made, has taken or will take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to cause or result in, the stabilization in violation of applicable laws or manipulation of the price of the Designated Securities of the Company to facilitate the sale or resale of the Designated Securities and the Guarantees.
     (o) Neither the Company nor the Guarantor is an “investment company,” as such term is defined in the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (p) The consolidated financial statements of the Guarantor, together with the related schedules and notes (the “Financial Statements”) included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus present fairly the financial position of the Guarantor and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Guarantor and its consolidated subsidiaries for the periods specified; said Financial Statements have been prepared in conformity with international financial reporting standards as adopted by the European Union (“IFRS-EU”) applied in accordance with applicable law throughout the periods involved. The supporting schedules, if any, included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus present fairly in accordance with IFRS-EU the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the Financial Statements incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus.
     (q) Other than as set forth or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, there are no actions, suits or governmental proceedings pending to which the Company, the Guarantor or any subsidiary of the Guarantor is a party or of which any asset of the Company, the Guarantor, or any subsidiary of the Guarantor is the subject which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or to impair the ability of the Company or the Guarantor to consummate the transactions contemplated hereby; and, to the best of the Guarantor’s knowledge, no such actions, suits or proceedings are threatened or contemplated by any court or governmental, regulatory or stock exchange authority having jurisdiction over the Company, the Guarantor, any Material Subsidiary or any of their respective assets (each a “Governmental Authority”) or any other party, which could reasonably be expected to have a Material Adverse Effect, or to impair the ability of the Company or the Guarantor to consummate the transactions contemplated hereby.
     (r) Based on the evaluation of its disclosure controls and procedures performed in conjunction with its Form 20-F filed for the last fiscal year, the Guarantor is not aware of (i) any material weaknesses in its internal controls; or (ii) any material fraud, that involves management or other employees who have a significant role in the Guarantor’s internal controls.
     (s) The Company is a wholly–owned subsidiary of the Guarantor, the Guarantees are full and unconditional; and no subsidiary of the Guarantor will guarantee the Designated Securities.
     (t) As long as certain conditions are met, under Law 13/1985 of 25 May on Investment Ratios, Own Funds and Information Obligations of Financial Intermediaries (Ley 13/1985, de 25 de mayo, de coeficientes de inversión, recursos propios y obligaciones de información de los intermediarios financieros), as amended by Law 19/2003 of 4 July, on Foreign Capital Transfers and Financial Transactions and on Certain Measures to Prevent Money Laundering (Ley 19/2003, de 4 Julio, sobre el Régimen Jurídico de los Movimientos de Capitales y de las Transacciones Económicas con el Exterior y sobre determinadas medidas del Blanqueo de Capitales) and Law 23/2005 of 18 November, on Certain Tax Measures to Promote the Productivity (Ley 23/2005, de 18 de noviembre, de reformas en materia tributaria para el impulso a la productividad) (“Law 13/1985 of 25 May”), any payments in respect of the Designated Securities made by the Company to a non-Spanish resident holder, who does not operate with respect to the Designated Securities through a permanent establishment in Spain, shall not be subject to taxation in Spain pursuant to Royal Legislative Decree 5/2004 of March 5, promulgating the consolidated text of the Non-Resident Income Tax Law (Real Decreto Legislativo 5/2004, de 5 de Marzo, por el que se aprueba el Texto Refundido de la Ley del Impuesto sobre la Renta de no Residentes) (the “NRIT Law”), and no withholding tax shall be required on such payments, except in the case of payments made to non-Spanish resident holders who are residents or nationals of, located in, or obtain income on the Designated Securities through, a tax haven territory (as defined in Royal Decree 1080/1991 of 5 July 1991, as amended) or who fail to comply with certain tax residency certification procedures, which will receive such payments subject to Spanish withholding tax at the currently applicable rate.
     2. Representations and Warranties of the Underwriters.
     Each Underwriter represents and warrants to, and agrees with, the Company, the Guarantor and each other Underwriter that:
     (a) it has not made, and will not make any offer relating to the Designated Securities that would constitute a “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) required to be filed with the Commission, other than the information contained in the Term Sheet(s) prepared pursuant to section 5(a) below, without the prior written consent of the Company, the Guarantor and the Representative(s);
     (b) it and its respective affiliates (as defined in Rule 501(b) under the Securities Act) and any person acting on its or their behalf has complied and will comply with the selling restrictions set out in Annex A hereto;
     (c) neither it nor its respective affiliates (as defined in Rule 501(b) under the Securities Act) nor any person acting on its or their behalf has taken or will take, directly or indirectly, any action designed to cause or to result in, or that has constituted, or which might reasonably be expected to cause or result in, the stabilization or manipulation of the price of the Designated Securities in violation of applicable laws;
     (d) in connection with the initial distribution of the Designated Securities, it will not sell Designated Securities to any purchaser thereof in an aggregate amount of less than $75,000; and
     (e) in connection with this offering, sale of the Designated Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Underwriters, on the one hand, and the Company and the Guarantor, on the other, exists; and (ii) the Underwriters are not acting as advisors, expert or otherwise, to either the Company or the Guarantor, including, without limitation, with respect to the determination of the price of the Designated Securities, and such relationship between the Underwriters, on the one hand, and the Company and the Guarantor, on the other, is entirely and solely commercial, based on arms-length negotiations.
     3. Purchase and Sale.
     (a) The Company agrees to sell to each Underwriter named in the applicable Underwriting Agreement and each Underwriter, upon the basis of the representations and warranties contained in this Agreement, but subject to the conditions in this Agreement, agrees to purchase from the Company severally and not jointly, the aggregate principal amounts of Debt Securities set forth opposite their names in Schedule I of the applicable Underwriting Agreement at the respective purchase prices set forth in such Underwriting Agreement, plus accrued interest, if any, from the date set forth therein to the date of payment and delivery.
     (b) The several commitments of the Underwriters to purchase the Designated Securities pursuant to the applicable Underwriting Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements contained in this Agreement and shall be subject to the terms and conditions set forth in this Agreement.
     4. Delivery and Payment.
     The global certificates for the Designated Securities to be purchased by the Underwriters shall be delivered by or on behalf of (and at the expense of) the Company to or upon the order of the Underwriters against payment by the Underwriters of the purchase price therefor by wire transfer of immediately available funds, payable to or upon the order of the Company, at the Scheduled Closing Date, as set forth in the applicable Underwriting Agreement, and as the Representative(s) shall designate, which date and time may be postponed by agreement among the Underwriters, the Company and the Guarantor (such date and time of delivery and payment for the Designated Securities being herein called the “Closing Date”). Payment for the Designated Securities shall be made against delivery to the Underwriters of the Designated Securities registered in such names and in such denominations as the Underwriters shall request in writing, with any transfer taxes payable in connection with the transfer of the Designated Securities to the Underwriters duly paid by the Guarantor. The Company agrees that delivery of the Designated Securities will be made on the Closing Date through the book-entry facilities of The Depository Trust Company (“DTC”). Upon issuance, all Designated Securities will be represented by one or more global securities registered in the name of a nominee of the DTC.
5. Covenants and Agreements of the Company and the Guarantor.
     The Company and the Guarantor, jointly and severally, covenant with each Underwriter of the Designated Securities as follows:
     (a) The Company and the Guarantor will file the Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the Commission’s close of business on the second Business Day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 424(b). The Company or the Guarantor will notify the Representative(s), promptly after filing of the Registration Statement, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed. The Company or the Guarantor will notify the Representative(s) promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information; the Company and the Guarantor will prepare and file with the Commission, promptly upon the reasonable request of the Representative(s), any amendments or supplements to the Registration Statement or the Prospectus which, in the reasonable opinion of the Representative(s), may be necessary or advisable in connection with the distribution of the Designated Securities; and neither the Company nor the Guarantor will file any amendment or supplement to the Registration Statement or the Prospectus or file any document under the Exchange Act before the termination of the offering of the Designated Securities by the Underwriters if such document would be deemed to be incorporated by reference into the Prospectus, which filing is not consented to by the Representative(s) after reasonable notice thereof (such consent not to be unreasonably withheld or delayed). The Company and the Guarantor will prepare one or more Term Sheets, containing solely a description of the Designated Securities, substantially in the form attached to the applicable Underwriting Agreement and approved by the Representative(s) and file such Term Sheet or Term Sheets pursuant to Rule 433(d) under the Securities Act within the time period prescribed by such Rule. The Company or the Guarantor will advise the Representative(s) promptly of the issuance by the Commission or any State or other regulatory body of any stop order or other order suspending the effectiveness of the Registration Statement, suspending or preventing the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending the qualification of the Designated Securities for offering or sale in any jurisdiction, of the institution of any proceedings for any such purpose, or of receipt by the Company or the Guarantor from the Commission of any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Rules and Regulations; and the Company and the Guarantor will use their reasonable best efforts to prevent the issuance of any stop order or other such order or any such notice of objection and, if a stop order or other such order is issued or any such notice of objection is received, to obtain as soon as practicable the lifting or withdrawal thereof.
     (b) Subject to the selling restrictions set forth in Annex A to this Agreement, the Company and the Guarantor will use their reasonable best efforts, in cooperation with the Underwriters, to qualify the Designated Securities for offering and sale under the securities laws of such jurisdictions as the Representative(s) may reasonably request; provided, however, that neither the Company nor the Guarantor shall be obligated to file any general consent to service of process, subject itself to taxation or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction.
     (c) The Company and the Guarantor shall prepare the Disclosure Package and the Prospectus in a form approved by the Underwriters, and will promptly furnish the Underwriters with copies of the Registration Statement, the Preliminary Prospectus, the Term Sheets, any Issuer Free Writing Prospectus and the Prospectus in such quantities as the Underwriters may from time to time reasonably request, and will not file or publish any amendment or supplement to the Registration Statement, the Disclosure Package or the Prospectus, except in accordance with Section 1(f) above, and unless they have furnished a copy to the Underwriters for their review and, except as required by law, will not publish any such proposed amendment or supplement to which the Underwriters reasonably object. If at any time prior to completion of the distribution of the Designated Securities (as determined by the Underwriters) any event occurs as a result of which the Registration Statement, the Disclosure Package or the Prospectus, each as then amended or supplemented, would contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company and the Guarantor will promptly so notify the Underwriters. If so notified, the Underwriters shall forthwith suspend any solicitation of offers to purchase Designated Securities and shall cease using the Registration Statement, the Disclosure Package or the Prospectus. If the Company and the Guarantor should decide to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, as the case may be, to correct such statement or omission, the Company and the Guarantor, upon the completion thereof, will furnish to the Underwriters a reasonable number of copies of such amendment or supplement to the Registration Statement, the Disclosure Package or the Prospectus.
     (d) The Company and the Guarantor shall furnish to the Underwriters as soon as practicable and thereafter from time to time prior to the completion of the distribution of the Designated Securities (as determined by the Underwriters) as many copies of the Registration Statement, the Disclosure Package and the Prospectus and

any amendments thereof and supplements thereto as the Underwriters may reasonably request.
     (e) The Company or the Guarantor will pay the required Commission filing fees relating to the Designated Securities within the time period required by Rule 456(b)(1) of the Rules and Regulations and otherwise in accordance with Rules 456(b) and 457(r) of the Rules and Regulations.
     (f) If required by Rule 430B(h) of the Rules and Regulations, the Company or the Guarantor will prepare a prospectus in a form approved by the Representative(s) and file such prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than may be required by such Rule; and, except as required by law or approved by the Representative(s) (which approval shall not be unreasonably withheld), neither the Company nor the Guarantor will make any further amendment or supplement to such prospectus.
     (g) The Guarantor will use its reasonable best efforts, and shall cause the Company to use its reasonable best efforts, to ensure that at or prior to the Closing Date (i) the public deed in respect of the Designated Securities is registered in the Madrid Mercantile Registry and (ii) the announcement related to the issue of the Designated Securities is published in the Official Gazette of the Mercantile Registry (Boletín Oficial del Registro Mercantil).
     (h) The Guarantor will use its reasonable best efforts, and shall cause the Company to use its reasonable best efforts, to ensure that the Designated Securities qualify as debt instruments (instrumentos de deuda) under Law 13/1985 of 25 May.
     (i) The Guarantor will use its reasonable best efforts, and shall cause the Company to use its reasonable best efforts, to ensure that the disbursement minutes in respect of the Designated Securities are registered in the Madrid Mercantile Registry.
     (j) The Guarantor will use its reasonable best efforts, and shall cause the Company to use its reasonable best efforts, to permit the Designated Securities to be eligible for clearance and settlement through DTC.
     (k) The Guarantor will use its reasonable best efforts, and shall cause the Company to use its reasonable best efforts, to list the Designated Securities on an organized market in an OECD country no later than 45 days prior to the first day on which interest on such Designated Securities is payable (the “First Interest Payment Date”) and to maintain such listing at all times prior to and including the First Interest Payment Date.
     (l) From the date of the applicable Underwriting Agreement and continuing to and including 10 days following the Closing Date, the Guarantor will not, and shall ensure that the Company does not, without the prior written consent of the Representative(s) (which consent shall not be unreasonably withheld), offer, sell, contract to sell or otherwise dispose of in the United States any U.S. dollar-denominated debt securities issued or guaranteed by the Guarantor which are substantially similar to the Designated Securities.

     (m) The Guarantor agrees that for as long as the Designated Securities are outstanding it will maintain sufficient ownership of the share capital of the Company, directly or indirectly, to control its actions.
     (n) If the Designated Securities are listed by the Company on a an organized market in the European Union, the Company will use its reasonable best efforts to maintain a paying agent in a European Union member state that will not be obliged to withhold or deduct tax pursuant to the European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of 26/27 November 2000 (each, a “Directive”) or any law implementing or complying with, or introduced in order to conform to, such Directive.
     (o) The Company and the Guarantor acknowledge and agree that in connection with this offering, sale of the Designated Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company and the Guarantor, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to either the Company or the Guarantor, including, without limitation, with respect to the determination of the price of the Designated Securities, and such relationship between the Company and the Guarantor, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company or the Guarantor shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company and the Guarantor. The Company and the Guarantor hereby waive any claims that the Company or the Guarantor may have against the Underwriters with respect to any breach of fiduciary duty asserted to be owed by the Underwriters to the Company or the Guarantor in connection with this offering.
     6. Conditions of Underwriters’ Obligations.
     The obligations of the several Underwriters to purchase and pay for the Designated Securities they have severally agreed to purchase under this Agreement on the Closing Date are subject (i) to the accuracy in all material respects of the representations and warranties of the Company and the Guarantor contained in this Agreement as of the date of this Agreement and the Closing Date, (ii) to the accuracy in all material respects of the statements of the Company and the Guarantor made in any certificates pursuant to the provisions hereof delivered prior to or concurrently with such purchase, (iii) to the performance by the Company and the Guarantor of their obligations under this Agreement, and to the following further conditions:
     (a) The Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 5(a) hereof; all filings (including, without limitation, the final term sheet prepared pursuant to Section 5(a) hereof) required by Rule 424(b) or Rule 433 of the Rules and Regulations shall have been made, and no such filings will have been made without the consent of the Representative(s); no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto, preventing or suspending the use of the Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or suspending the qualification of the Designated Securities for offering or sale in any jurisdiction shall have been issued; no proceedings for the issuance of any such order shall have been initiated or threatened; no notice of objection of the Commission to use the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Rules and Regulations shall have been received by the Company; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been disclosed to the Underwriters and complied with the Underwriters’ satisfaction.
     (b) No Underwriter shall have been advised by the Company or shall have discovered and disclosed to the Company that the Registration Statement, the Disclosure Package or the Prospectus or any amendment or supplement thereto, contains an untrue statement of fact which in the opinion of the Underwriters, or in the opinion of counsel to the Underwriters, is material, or omits to state a fact which, in the opinion of the Underwriters, or in the opinion of counsel to the Underwriters, is material and is required to be stated therein or is necessary to make the statements therein not misleading.
     (c) At the Closing Date, the Underwriters shall have received a certificate, dated as of the Closing Date, of the Guarantor signed by the principal financial or accounting officer of the Guarantor, certifying, with respect to the Guarantor, that at the Closing Date and subsequent to the dates as of which information is given in the Disclosure Package, (i) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission (ii) there shall not have been any material adverse change in the financial condition, earnings or prospects of the Guarantor and its subsidiaries, considered as one enterprise, (iii) there shall not have been any downgrading in the rating of any debt securities or preferred stock of the Guarantor or debt securities or preferred stock unconditionally guaranteed by the Guarantor by Moody’s Investor Services, Inc., Fitch Ratings Ltd. or Standard and Poor’s Corporation, or any public announcement that any such rating agency has under surveillance or review its rating of any debt securities or preferred stock of the Guarantor or debt securities or preferred stock unconditionally guaranteed by the Guarantor (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating), (iv) each of the Company and the Guarantor shall have complied with all agreements and satisfied all conditions on its respective part to be performed or satisfied hereunder at or prior to the Closing Date, and (v) the representations and warranties of the Company and the Guarantor set forth in Section 1 above and in the applicable Underwriting Agreement, if any, are accurate in all material respects as though expressly made at and as of the Closing Date. In addition, at the Closing Date, the Underwriters shall have received a certificate dated as of the Closing Date of the Company signed by a director of the Company certifying, with respect to the Company, the matters set forth in this Section 6(c)(iv) and (v).
     (d) At the Closing Date, the Underwriters shall have received a signed opinion or opinions of counsel reasonably satisfactory to the Underwriters, dated as of the Closing Date.

     (e) At the Applicable Time, the Underwriters shall have received letters of accountants, ordinarily referred to as “comfort letters”, confirming information as specified in the applicable Underwriting Agreement and dated the date on which the Term Sheets and/or the Prospectus are dated, as applicable from those accountants of the Guarantor or any of its subsidiaries as specified in the applicable Underwriting Agreement.
     (f) At the Closing Date, the Underwriters shall have received letters of accountants dated as of the Closing Date, confirming information as specified in the comfort letters delivered pursuant to Section 6(e) above, from those accountants of the Guarantor or any of its subsidiaries as specified in the applicable Underwriting Agreement.
     (g) At or prior to the Closing Date, (i) the public deed in respect to the Designated Securities shall have been registered in the Madrid Mercantile Registry; and (ii) the announcement related to the issue of the Designated Securities shall have been published in the Official Gazette of the Mercantile Registry (Boletin Oficial del Registro Mercantil).
If any of the conditions specified in this Section 6 or in Section 2 of the applicable Underwriting Agreement shall not have been fulfilled in all material respects when and as required by this Agreement to be fulfilled, this Agreement may be terminated by the Underwriters upon notice to the Company and the Guarantor at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 7 herein. Notwithstanding any such termination, the provisions of Sections 8, 9, 10, 14 and 16 herein shall remain in effect.
     7. Payment of Expenses.
     The Guarantor will pay costs and expenses incident to the performance of the Company’s and the Guarantor’s obligations under this Agreement as the parties may separately agree.
     8. Indemnification.
     (a) The Company and the Guarantor jointly and severally agree to indemnify and hold harmless the Underwriters and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act as follows: (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred and reasonably and properly documented, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations), the Disclosure Package, or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (ii) against any and all expense whatsoever (including reasonable fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) above; provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of (A) an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by the Underwriters expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement to the Prospectus) or (B) an untrue statement or omission or alleged untrue statement or omission of a material fact in any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement to part of any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus) delivered to any person if such untrue statement or omission was corrected in any subsequent Issuer Free Writing Prospectus, Preliminary Prospectus or Prospectus or any amendment or supplement thereto, if copies thereof were delivered to such Underwriter sufficiently in advance of the Applicable Time to enable such Underwriter to deliver such copies to such person and a copy thereof was not furnished to such person prior to the confirmation of the sale of Designated Securities to such person.
     (b) Each Underwriter severally, but not jointly, agrees to indemnify and hold harmless the Company and the Guarantor, and each person, if any, who controls the Company or the Guarantor, within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 8(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement to the Prospectus), in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by the Underwriters expressly for use in such Issuer Free Writing Prospectus, Disclosure Package or Prospectus (or any amendment or supplement to the Prospectus).
     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through forfeiture or impairment of procedural or substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent the indemnified party and their respective controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against the indemnifying party under this Section 8 if the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action, if in the written opinion of counsel to either the indemnifying party or the indemnified party, representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them or the indemnifying party shall have failed to employ counsel within a reasonable period of time, and in that event the fees and expenses of one firm of separate counsel (in addition to the fees and expenses of one local counsel in each applicable jurisdiction) shall be paid by the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party. The indemnified party shall not be liable for any settlement of any proceeding effected without its written consent.
     9. Contribution.
     If the indemnification provided for in Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) of Section 8, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) of Section 8, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor, on the one hand, and the Underwriters, on the other, from the offering of the Designated Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Underwriters from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 9. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 9. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Designated Securities purchased by it were resold exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 9 to contribute are several in proportion to their respective purchase obligations and not joint.
     10. Representations, Warranties and Agreements.
     The representations, warranties, indemnities, agreements and other statements of the Underwriters, the Company and the Guarantor and their officers set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, the Guarantor or the Underwriters or controlling person and will survive delivery of and payment for the Designated Securities.
     11. Termination of Agreement.
     (a) The Underwriters may terminate this Agreement, by notice to the Company or the Guarantor, at any time at or prior to the Closing Date:
     (i) if there has been, since the Applicable Time, except as otherwise set forth or contemplated by the Registration Statement, the Disclosure Package and the Prospectus, any change, or any development (other than as set forth in or contemplated by the Registration Statement, the Disclosure Package and the Prospectus), in the financial condition, earnings or prospects of the Guarantor and its subsidiaries, considered as one enterprise, which, in the judgment of the Representative(s), is material and adverse in the context of the issuance, offer and sale of the Designated Securities and makes it impracticable or inadvisable to proceed with completion of the offering or the sale of and payment for the Designated Securities; or
     (ii) if, since the Applicable Time there has occurred:
     (A) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or in the over-the counter market or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by such exchange or by order of the Commission, or any other Governmental Authority, or
     (B) any material suspension of trading of any equity securities issued by the Guarantor by the Commission, the Comisión

Nacional del Mercado de Valores, the Spanish Stock Exchanges or the New York Stock Exchange, or
     (C) any banking moratorium declared by Spanish, United States Federal or New York State authorities, or
     (D) any major disruption of settlements of securities or clearance services in the United States or with respect to DTC, or
     (E) any change or any development involving a prospective change in national or international political, financial or economic conditions or exchange controls which, in the judgment of the Representative(s), makes it impracticable or inadvisable to proceed with the completion of the offering or sale of and payment for the Designated Securities, or
     (F) any attack on, or outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by the United States Congress or any other substantial calamity or emergency if, in the judgment of the Representative(s), the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impracticable or inadvisable to proceed with completion of the offering or sale of and payment for the Designated Securities.
     (b) If the Underwriters propose to terminate this Agreement pursuant to Sections 11(a)(i), 11(a)(ii)(E) or 11(a)(ii)(F), the Representative(s) shall enter into consultations with the Guarantor by telephone. Such consultation shall take place among one senior representative of each of the Representative(s) and the Guarantor. The senior representative(s) of the Representative(s) will explain in depth the basis of their determination and the senior representative of the Guarantor will relay the views of the Company and the Guarantor to the Representative(s). If no such consultation takes place within a time period as reasonably determined by the Representative(s) to be appropriate, despite the best efforts of the Representative(s) to reach the senior representative of the Guarantor, or if no consensus can be reached during that period, the Representative(s) may (unanimously, if there is more than one Representative), in the name of the Underwriters, effect the termination of the obligations of the Underwriters under this Agreement.
     (c) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 7. Notwithstanding any such termination, the provisions of Sections 8, 9, 10, 14 and 16 shall remain in effect.
     12. Notices.
     All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the address of the Representative(s) described in the applicable Underwriting Agreement (with a copy to the

General Counsel at the same address). Notices to the Company and the Guarantor shall be directed to them at the following address:
Telefónica S.A.
Gran Via 28
28013 Madrid
SPAIN
Attention: General Counsel
     Parties. This Agreement is made solely for the benefit of the Underwriters, the Company and the Guarantor and, to the extent expressed, any person controlling the Company, the Guarantor or the Underwriters, and their respective executors, administrators, successors and assigns and, no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any purchaser, as such purchaser, from the Underwriters of the Designated Securities.
     14. Submission to Jurisdiction.
     Each party to this Agreement irrevocably agrees that any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated by this Agreement will be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York, and, to the extent permitted by law, irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company and the Guarantor will each irrevocably appoint CT Corporation System, New York, New York as its Authorized Agent (the “Authorized Agent”) upon whom process may be served in any such suit, action or proceeding arising out of or based on this Agreement or the transactions contemplated by this Agreement which may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York and each party to this Agreement expressly consents to the jurisdiction of any such court in respect of any such suit, action or proceeding, and waives any other requirements of or objections to personal jurisdiction with respect thereto. The Company and the Guarantor each represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Company and the Guarantor each agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company or the Guarantor, as the case may be, shall be deemed, in every respect, effective service of process upon the Company or the Guarantor.
     15. Default by one or more of the underwriters.
     (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase the Designated Securities which it or they have agreed to purchase pursuant to this Agreement (the “Defaulted Designated Securities”), the Representative(s) may in its or their discretion arrange for itself or themselves or another party or other parties satisfactory to the Company to purchase such Defaulted Designated Securities on the terms contained in this Agreement. If within 36 hours after such default by any Underwriter the Representative(s) does not or do not arrange for the purchase of such Defaulted Designated Securities, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the Representative(s) to purchase such Defaulted Designated Securities on such terms. In the event that, within the respective prescribed period, the Representative(s) notify the Company that it or they have so arranged for the purchase of such Defaulted Designated Securities, or the Company notifies the Representative(s) that it has so arranged for the purchase of such Defaulted Designated Securities, the Representative(s) or the Company shall have the right to postpone the Closing Date for such Designated Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Disclosure Package or the Prospectus, or in any other documents or arrangements, and the Company and the Guarantor agree to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representative(s) may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement.
     (b) If, after giving effect to any arrangements for the purchase of the Defaulted Designated Securities by the Representative(s) and the Company as provided in subsection (a) above, the aggregate principal amount of such Defaulted Designated Securities which remains unpurchased does not exceed 15% of the aggregate principal amount of the Designated Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Designated Securities which such Underwriter agreed to purchase pursuant to this Agreement and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Designated Securities which such Underwriter agreed to purchase pursuant to this Agreement) of the Defaulted Designated Securities for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     (c) If, after giving effect to any arrangements for the purchase of the Defaulted Designated Securities by the Representative(s) and the Company as provided in subsection (a) above, the aggregate principal amount of Defaulted Designated Securities which remains unpurchased exceeds 15% of the aggregate principal amount of the Designated Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Guarantor, except for the expenses to be borne by the Guarantor as provided in Section 7 hereof, the indemnity agreement in Section 8 hereof and the contribution agreement in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     16. Governing Law.
     This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     17. Counterparts.
     This Agreement may be executed in one or more counterparts and, when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.
     18. Entire Agreement.
     This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.
     19. Amendments.
     This Agreement may be amended or supplemented only if such amendment or supplement is in writing and is signed by each party hereto.

ANNEX A
Selling Restrictions
     1. The Designated Securities may not be offered or sold in Spain.
     2. Other than in the United States, no action has been or will be taken by the Company or the Guarantor in any jurisdiction that would permit a public offering of the Designated Securities or the Guarantees or possession or distribution of any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or any other offering material relating to the Designated Securities or the Guarantees in any country or jurisdiction where action for that purpose is required. Each Underwriter agrees that it will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Designated Securities or has in its possession or distributes any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus or any amendments or supplements thereto or any such other material.
     3. Each Underwriter represents and agrees that:
     (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the Designated Securities or the Guarantees in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantor; and
     (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Designated Securities or the Guarantees in, from or otherwise involving the United Kingdom.
     4. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (other than Spain, where Designated Securities may not be offered or sold) (each, a “Relevant Member State"), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date") it has not made and will not make an offer of Designated Securities to the public in that Relevant Member State other than an offer:
     (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
     (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or
     (c) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

A-1

For the purposes of this provision, the expression an “offer of Designated Securities to the public” in relation to any Designated Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Designated Securities to be offered so as to enable an investor to decide to purchase or subscribe the Designated Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

A-2